UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.     )

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☒	Definitive Proxy Statement
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☐	Soliciting Material under §240.14a-12

LANCASTER COLONY CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than Registrant)

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37 West Broad Street
Columbus, Ohio 43215

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Be Held On November 21, 2016

The Annual Meeting of Shareholders (the “Annual Meeting”) of Lancaster Colony Corporation (the “Corporation”) will be held at 11:30 a.m., Eastern Standard Time, on November 21, 2016, in the Lilac meeting room at the Hilton Columbus at Easton, 3900 Chagrin Drive, Columbus, Ohio 43219.

The meeting will be held for the following purposes:

1.	To elect three directors, each for a term that expires in 2019;
2.	To approve, by non-binding vote, the compensation of the Corporation’s named executive officers;
3.	To ratify the selection of Deloitte & Touche LLP as the Corporation’s independent registered public accounting firm for the year ending June 30, 2017; and
4.	To transact such other business as may properly come before the Annual Meeting or any adjournments or postponements of the Annual Meeting.

By action of the Board of Directors, only persons who are holders of record of shares of the Corporation at the close of business on September 23, 2016 will be entitled to notice of and to vote at the Annual Meeting.

If you do not expect to attend the Annual Meeting, please sign, date and return the enclosed proxy card, which is being solicited by the Corporation’s Board of Directors. A self-addressed envelope, which requires no postage, is enclosed for your convenience in returning the proxy. Its prompt return would be appreciated. Alternatively, internet voting is available, as described in the proxy voting instructions on your proxy card. The giving of the proxy will not affect your right to vote in person should you find it convenient to attend the Annual Meeting. If you are the beneficial owner of shares held in “street name” by a broker, bank or other nominee, the broker, bank or nominee, as the record holder of the shares, should have enclosed a voting instruction card for you to use in directing it on how to vote your shares.

John B. Gerlach, Jr. Chairman of the Board and Chief Executive Officer

October 19, 2016

LANCASTER COLONY CORPORATION

37 West Broad Street

Columbus, Ohio 43215

PROXY STATEMENT

General Information

This Proxy Statement is furnished to the shareholders of Lancaster Colony Corporation (the ”Corporation”) in connection with the solicitation by the Board of Directors of the Corporation (the “Board”) of proxies to be used in voting at the Annual Meeting of Shareholders to be held November 21, 2016, in the Lilac meeting room at The Hilton Columbus at Easton, 3900 Chagrin Drive, Columbus, Ohio 43219, at 11:30 a.m., Eastern Standard Time (the “Annual Meeting”). The enclosed proxy card, if completed and forwarded to the Corporation prior to the Annual Meeting, will be voted in accordance with the instructions contained therein. The proposals referred to on the enclosed proxy card are described in this Proxy Statement. This Proxy Statement and enclosed proxy card are first being mailed to shareholders on or about October 19, 2016.

A proxy may be revoked by the person giving it any time before it is exercised. Such revocation, to be effective, must be communicated to the Secretary or Assistant Secretary of the Corporation prior to the Annual Meeting. The presence of a shareholder at the Annual Meeting will not revoke his or her proxy unless specific notice thereof is given to the Secretary or Assistant Secretary of the Corporation.

The Corporation will bear the cost of solicitation of proxies, including any charges and expenses of brokerage firms and others for forwarding solicitation material to the beneficial owners of the Corporation’s shares. Proxies may be solicited by personal interview, mail, telephone and electronic communications through the efforts of officers and regular employees of the Corporation.

The Board has fixed the close of business on September 23, 2016 as the record date for the determination of shareholders entitled to receive notice and to vote at the Annual Meeting or any adjournments or postponements thereof. At September 23, 2016, the Corporation had outstanding and entitled to vote 27,423,875 shares of Common Stock, without par value (“Common Stock”), with each share of Common Stock entitling its holder to one vote. The Corporation has no other class of stock outstanding.

The presence, in person or by proxy, of a majority of the outstanding shares of Common Stock of the Corporation is necessary to constitute a quorum for the transaction of business at the Annual Meeting. Proxies reflecting abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum. Broker non-votes occur when brokers, who hold their customers’ shares in street name, sign and submit proxies for those shares but fail to vote those shares on some matters.

If you are the beneficial owner of shares held in “street name” by a broker, bank or other nominee, the broker, bank or nominee, as the record holder of the shares, should have enclosed a voting instruction card for you to use in directing it on how to vote your shares.

Voting Requirements

The following are the voting requirements for the items of business listed on the Notice of Annual Meeting of Shareholders that are expected to be conducted at the Annual Meeting, along with an explanation of how broker non-votes and abstentions will be treated for purposes of each proposal:

1.	Proposal One: The election of the director nominees requires the favorable vote of a plurality of all votes cast by the holders of the Common Stock at a meeting at which a quorum is present. Broker non-votes and proxies marked “Withhold” will not be counted toward the election of directors or toward the election of individual nominees specified in the form of proxy and, thus, will have no effect on the outcome of this proposal. However, as set forth under “Corporate Governance – Majority Voting Policy in Uncontested Elections,” each director has agreed that if he or she receives more “Withheld” votes than “For” votes in an uncontested election such as this one, the director will tender his or her resignation for consideration by the Nominating and Governance Committee and the Board.
2.	Proposal Two: The non-binding approval of the compensation of our named executive officers requires the favorable vote of a majority of all votes cast by the holders of the Common Stock at a meeting at which a quorum is present. Broker non-votes and abstentions will have no effect on the outcome of this proposal.
3.	Proposal Three: The ratification of the Corporation’s independent registered public accounting firm for the year ending June 30, 2017 also requires the favorable vote of a majority of all votes cast by the holders of the Common Stock at a meeting at which a quorum is present. Broker non-votes and abstentions will have no effect on the outcome of this proposal.
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PROPOSAL ONE

NOMINATION AND ELECTION OF DIRECTORS

The Board currently consists of nine members and is divided into three classes of three members each. The members of the three classes are elected to serve for staggered terms of three years.

Each of the nominees is a director standing for re-election. Each nominee has consented to stand for election for a term expiring at the Corporation’s 2019 Annual Meeting of Shareholders. In the event that any of the nominees becomes unavailable to serve as a director before the Annual Meeting, the Board will designate a new nominee and the persons named as proxies will vote for that substitute nominee.

The Board of Directors recommends a vote “FOR” the election of each of the nominees listed below by executing and returning the enclosed proxy card.

Nominees for Term to Expire in 2019

Name	Position with the Corporation	Age	Director Since
Kenneth L. Cooke	Director of the Corporation	67	2010
Alan F. Harris	Director of the Corporation	62	2008
Zuheir Sofia	Director of the Corporation	72	1998

Continuing Directors – Term to Expire in 2017

Name	Position with the Corporation	Age	Director Since
Robert L. Fox	Director of the Corporation	67	1991
John B. Gerlach, Jr.	Director, Chairman of the Board, and Chief Executive Officer of the Corporation	62	1985
Robert P. Ostryniec	Director of the Corporation	55	2014

Continuing Directors – Term to Expire in 2018

Name	Position with the Corporation	Age	Director Since
James B. Bachmann	Director of the Corporation	73	2003
Neeli Bendapudi	Director of the Corporation	53	2005
William H. Carter	Director of the Corporation	63	2015

The following information is provided for each director and each person nominated for election as a director, and includes their principal occupations during the past five years; their specific experiences, qualifications, attributes or skills that qualify them to serve as directors; and certain other information.

Kenneth L. Cooke currently serves as a Director, the President and Chief Operating Officer of Intermedix Corporation, a leading provider of technology-enabled solutions for the healthcare and emergency preparedness and response industries. He has been the President since February 2015 and has served as a Director and the Chief Operating Officer since 2008. He also served as Executive Vice President from March 2008 to February 2015. He served as Global Chief Information Officer of PricewaterhouseCoopers LLP (PwC), a registered independent public accounting firm, from July 2001 to March 2008; and Partner, PwC from 1986 to March 2008. Mr. Cooke has over 30 years of experience in public accounting. At PwC, Mr. Cooke served in a variety of senior US and Global leadership positions specializing in tax, audit and other accounting and consulting services. Mr. Cooke also has significant experience in information technology and business process optimization as well as mergers and acquisitions and has worked with other food businesses. His current position provides additional experience as an operations officer and director. The breadth and depth of Mr. Cooke’s experience enables Mr. Cooke to provide significant contributions to the Board.

Alan F. Harris has been retired from full-time employment since 2007. He served as Executive Vice President and Chief Marketing and Customer Officer of Kellogg Company, a food products company, from 2003 to 2007; and Executive Vice President and President, Kellogg Company International Division from 2000 to 2003. With over 23 years of experience at Kellogg in a variety of positions, Mr. Harris possesses extensive domestic and international experience in the retail food industry, as well as considerable consumer marketing expertise. In addition, Mr. Harris embodies many other desirable qualities that contribute to the leadership of the Corporation, including strong general management breadth and experience and significant strategic acumen. Mr. Harris has made significant contributions in key areas of oversight, including strategic planning, risk assessment and product development.

Zuheir Sofia currently serves as Chairman, President, & CEO of Business Bank of Florida, Corp., a bank holding company, and as Director of Florida Business Bank, a community bank, and has held those positions since April 2007. He also currently serves as Chairman of Sofia & Company, Inc., a financial advisory firm, and has held that position since 1998. Mr. Sofia served as President, Chief Operating Officer, Director and Treasurer of Huntington Bancshares Incorporated, a bank holding company, from

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1984 to 1998 and also served as Chairman of the Board of Trustees at The Ohio State University. Mr. Sofia’s extensive leadership experience with Huntington, Sofia & Company and Business Bank of Florida, Corp. has allowed him to bring to the Board his demonstrated management ability at the executive level. Mr. Sofia has significant experience in mergers and acquisitions, treasury, capital markets and asset liability management. Mr. Sofia’s attributes also include financial, strategic planning, risk management and operation expertise. The depth and knowledge of Mr. Sofia’s current and past service as a director of several public and private companies and as chairman and board member of several non-profit organizations provides an invaluable expertise and insight to the Board.

Robert L. Fox currently serves as an Account Executive at Sweney Cartwright & Co., a stock brokerage firm, and has held that position since November 2014. He previously served as a Financial Adviser for Wells Fargo Advisors, a stock brokerage firm, from July 2008 to November 2014. He also served as Financial Adviser for A.G. Edwards & Sons, Inc., a stock brokerage firm, from 2005 to July 2008; and Financial Adviser for Advest, Inc., a stock brokerage firm, from 1978 to 2005. Mr. Fox has over 30 years of experience in the securities industry analyzing and evaluating the financial, operational and managerial capabilities of public companies. This experience enables Mr. Fox to better view the Corporation from a shareholder’s perspective and contribute that perspective to the Board. As a member of the Board for over 20 years, Mr. Fox demonstrates an extensive knowledge of our business, our history and the markets we serve. Mr. Fox’s significant ownership interest in the Corporation assures that his interests are directly aligned with those of our shareholders.

John B. Gerlach, Jr. currently serves as Chairman of the Board and Chief Executive Officer of the Corporation and has held those positions since 1997. Mr. Gerlach was also President of the Corporation from 1997 to 2016. Mr. Gerlach brings significant leadership and operational management experience to the Board. Mr. Gerlach has demonstrated strong executive leadership skills through over 30 years of executive officer service with the Corporation, including over 19 years as CEO. Mr. Gerlach is the Corporation’s longest-serving director. This experience, combined with his service on the board of Huntington Bancshares Incorporated and numerous nonprofit organizations, provide Mr. Gerlach with vast board level leadership capabilities. Perhaps most importantly, Mr. Gerlach’s significant ownership interest in the Corporation assures that top leadership is directly aligned with the interests of our shareholders.

Robert P. Ostryniec currently serves as Chief Product Supply Officer for Keurig Green Mountain, Inc. and has held that position since 2013. He also served as Senior Vice President for H.J. Heinz Company from 2010 to 2013; and Global Supply Chain Officer of H.J. Heinz Company from 2003 to 2013. Mr. Ostryniec has 32 years of experience as an executive in manufacturing, purchasing, supply chain and logistics roles for publicly traded, consumer focused companies including General Electric Company, Stanley Black & Decker, Inc., H.J. Heinz Company and Keurig Green Mountain, Inc. The Board believes Mr. Ostryniec’s significant management experience, particularly in manufacturing, purchasing, supply chain and logistics, will enable him to provide valuable perspective and insight to the Board.

James B. Bachmann has been retired from full-time employment since 2003. He served as Managing Partner of the Columbus, Ohio office of Ernst & Young LLP, a registered independent public accounting firm, from 1992 to 2003. Mr. Bachmann’s significant public company accounting and financial experience has been immensely valuable to the Corporation and to the Audit Committee. He is also a director of Abercrombie & Fitch Co. and chair of its audit committee, providing additional experience overseeing the issues that face public companies operating in retail markets.

Neeli Bendapudi currently serves as Provost and Executive Vice Chancellor of the University of Kansas and has held that position since July 2016. She also served as Dean of the School of Business of the University of Kansas from July 2011 to July 2016. She also served as Professor/Associate Professor of Marketing at The Ohio State University from 1996 to 2007 and from October 2008 to July 2011; and Executive Vice President and Chief Customer Officer of Huntington National Bank from April 2007 until October 2008. Ms. Bendapudi’s extensive knowledge of marketing, brand strategies and consumer behavior provides considerable benefit in the Board’s oversight of our retail marketing strategies in the Specialty Foods segment. As an educator, Ms. Bendapudi adds to the diversity of experience the Corporation values in its leadership.

William H. Carter has been retired from full-time employment since December 2015. He served as Executive Vice President and Chief Financial Officer of Hexion Inc. (formerly known as Momentive Specialty Chemicals Inc.), an international specialty chemicals and materials company, and held those positions from April 1995 to December 2015. In addition, he served as a director of Hexion Inc. from November 2001 to December 2015. Mr. Carter also served as Executive Vice President and Chief Financial Officer and a director of Momentive Performance Holdings LLC and its wholly-owned subsidiary Momentive Performance Materials Inc. from October 2010 until October 2014. Momentive Performance Materials Inc. voluntarily filed to reorganize under Chapter 11 of the U.S. Bankruptcy Code in April 2014 and emerged from the Chapter 11 reorganization in October 2014. Prior to joining Hexion Inc., Mr. Carter was a partner with Price Waterhouse LLP, which he joined in 1975. He is also a director of M/I Homes, Inc. and chair of its audit committee, providing additional experience overseeing the issues that face public companies.  He currently serves on the board of trustees of the James Cancer Foundation Board. Mr. Carter’s extensive finance and accounting experience provides the Board with valuable expertise in numerous financial areas, including accounting, tax, treasury, capital markets and strategic planning.

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CORPORATE GOVERNANCE

The Board has standing Audit, Compensation, Nominating and Governance and Executive Committees. In addition, the Board has adopted a Corporate Governance Program that includes Corporate Governance Principles, a Code of Business Ethics and Standards of Conduct. The charters of the Audit, Compensation and Nominating and Governance Committees and the Corporate Governance Principles, Code of Business Ethics and Standards of Conduct are posted on the corporate governance page of the Corporation’s web site at www.lancastercolony.com.

Director Independence — The Board and the Nominating and Governance Committee have reviewed and evaluated transactions and relationships with Board members and Board nominees to determine the independence of each of the members or nominees. The Board does not believe that any of its nonemployee members or nominees have relationships with the Corporation that would interfere with the exercise of independent judgment in carrying out his or her responsibilities as a director. The Board and the Nominating and Governance Committee have determined that a majority of the Board’s members are “independent directors,” as that term is defined in the applicable Nasdaq Global Select Market (“Nasdaq”) listing standards. The Board has identified and determined that Ms. Bendapudi and Messrs. Bachmann, Carter, Cooke, Fox, Harris, Ostryniec, and Sofia are independent directors.

Board Attendance — Each member of the Board is expected to make a reasonable effort to attend all meetings of the Board, all applicable committee meetings, and each annual meeting of shareholders. All members of the Board attended the 2015 Annual Meeting of Shareholders and each of the current members of the Board is expected to attend the 2016 Annual Meeting. The Board held a total of seven meetings during fiscal 2016. Each director attended at least 75% of the aggregate meetings of the Board and the committees on which they served during the period in which they were directors in fiscal 2016.

Board Leadership Structure — Mr. John B. Gerlach, Jr., the Corporation’s Chief Executive Officer (“CEO”), currently serves as the Corporation’s Chairman of the Board. The Board believes that the Corporation and its shareholders are best served by retaining the Board’s flexibility to allocate the responsibilities of Chairman of the Board and CEO in any way that is in the best interests of the Corporation at any future point in time. Adopting a policy that restricts the Board’s discretion in selecting the Chairman of the Board (as well as restricting the ability to combine the positions of Chairman and CEO) would deprive the Board of the ability to select the most qualified and appropriate individual to lead the Board as Chairman.

In November 2007, the Board amended its Corporate Governance Principles to provide that the Corporation shall have a Lead Independent Director at any time during which the positions of Chairman of the Board and CEO are held by the same person. At that time, Mr. James Bachmann was appointed Lead Independent Director, and he continues to serve as Lead Independent Director. Under the amended Corporate Governance Principles, the Lead Independent Director:

•	Works closely with the Chairman to approve the information presented to the Board and set and approve meeting agendas and meeting schedules;
•	Chairs meetings of the Board in the absence of the Chairman;
•	Oversees meetings of the independent directors, including executive sessions of the nonemployee directors;
•	Serves as the principal liaison between the independent directors and the Chairman;
•	Takes a leading role in the Board evaluation process; and
•	Has the authority to call meetings of the independent directors from time to time.

Mr. Gerlach, in his capacities as Chairman and CEO, serves as a bridge between the Board and management and provides critical leadership for carrying out the Corporation’s strategic initiatives and confronting its challenges. In short, the Board believes that a Chairman who is a member of the management team is well situated to oversee and execute the Corporation’s strategy and business plans to maximize shareholder value. The Board believes that Board independence and oversight of management are effectively maintained through the Board’s current composition, committee system and the position of Lead Independent Director.

Board Role in Risk Oversight — The Board, together with the Audit Committee and the Compensation Committee, are primarily responsible for overseeing the Corporation’s risk management. Management of the Corporation has formed an Enterprise Risk Management Committee (“ERM Committee”) consisting of the Chief Financial Officer, Director of Internal Audit, General Counsel, and Director of Risk Management and Employee Benefits. The primary responsibility of the ERM Committee is to promote the development of sound policies, procedures and practices for managing the Corporation’s material risks and to report the results of the ERM Committee’s activities to the Audit Committee. The ERM Committee provides the Audit Committee with reports on a periodic basis, and the full Board is provided an overview of key risks from various members of senior management. In addition, the Compensation Committee oversees risk requiring its expertise, such as those related to incentive compensation programs and policies.

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Although the Board and its committees oversee risk management for the Corporation, management is responsible for the day-to-day management and mitigation of the Corporation’s risks. We believe this division of responsibility reflects the appropriate roles of the Board and management in assessing and managing risks and has no effect on the Board’s leadership structure.

Director Qualifications — The Nominating and Governance Committee will look for candidates who possess qualifications that meet our strategic needs; possess the highest personal and professional ethics, integrity and values; have an understanding of our business; have diverse experiences in key business, financial and other challenges that are faced by publicly held corporations with a consumer focus; and represent the long-term interest of our shareholders. In particular, the Nominating and Governance Committee will look for candidates with special and diverse experience in areas such as management of public companies or other large organizations; consumer packaged goods, particularly retail food companies; investment banking or the banking industry; accounting and finance; and retail/mass marketing experience. We expect our directors to represent all shareholders rather than special interest groups or any group of shareholders.

Corporate Governance Principles — The Board, on the recommendation of the Nominating and Governance Committee, adopted a set of Corporate Governance Principles in 2005. The Corporate Governance Principles relate to the role, composition, structure and functions of the Board. The Nominating and Governance Committee is responsible for periodically reviewing these Corporate Governance Principles and recommending any changes to the Board.

Majority Voting Policy in Uncontested Elections — The Board, on the recommendation of the Nominating and Governance Committee, adopted a policy in 2016 that provides in an uncontested election of directors (i.e. an election where the number of nominees does not exceed the number of directors to be elected), a nominee who receives more “Withheld” votes than “For” votes in such election is expected to promptly tender his or her resignation as a director. The Nominating and Governance Committee shall consider each tendered director resignation and recommend to the Board whether to accept or reject it. After considering the recommendation of the Nominating and Governance Committee and any other information the Board deems appropriate, and within 90 days following the certification of the election results, the Board will act to accept or reject each tendered director resignation and promptly disclose its decision.

If a director’s resignation is rejected, the Board will disclose the reasons for its decision and the director will continue to serve the remainder of his or her term until his or her successor is duly elected or until his or her earlier death, resignation or removal. If a director’s resignation is accepted, the Board, in its sole discretion, may fill any resulting vacancy or decrease the size of the Board, in each case to the extent permitted by the Corporation’s Amended and Restated Code of Regulations.

Any director who tenders a resignation under this policy may not participate in the Nominating and Governance Committee recommendation or the action of the Board regarding whether to accept or reject such tender of resignation.

Code of Business Ethics and Standards of Conduct — The Corporation has adopted a Code of Business Ethics and Standards of Conduct that inform the Corporation’s directors and employees of their legal and ethical obligations to the Corporation and set a high standard of business conduct. The Code of Business Ethics and Standards of Conduct apply to all employees and, where applicable, to directors of the Corporation. The Corporation intends to satisfy the disclosure requirement under Item 5.05 of Form 8-K regarding any amendment to, or waiver from, any provision (including the standards listed under Item 406(b) of Regulation S-K) of the Code of Business Ethics that applies to the Corporation’s principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions by posting such information on the Corporation’s website at www.lancastercolony.com/governance-documents.

Shareholder Communication with the Board — Any of the directors may be contacted by writing to them at: Board of Directors, c/o Corporate Secretary’s Office, Lancaster Colony Corporation, 37 West Broad Street, Columbus, Ohio 43215. The directors have requested that the Secretary of the Corporation act as their agent in processing any communication received. All communications that relate to matters that are within the scope of responsibilities of the Board and its committees will be forwarded to the Board of Directors. Communications relating to matters within the responsibility of one of the committees of the Board will be forwarded to the Chairperson of the appropriate committee. Communications relating to ordinary business matters are not within the scope of the Board’s responsibility and will be forwarded to the appropriate officer at the Corporation. Solicitations, advertising materials and frivolous or inappropriate communications will not be forwarded.

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BOARD COMMITTEES AND MEETINGS

Audit Committee — The Board has established an audit committee (the “Audit Committee”) that currently consists of Messrs. Bachmann, Carter, Cooke, Harris, and Ostryniec. Mr. Bachmann serves as Chairperson of the Audit Committee. The Board has determined that each member of the Audit Committee meets Nasdaq independence requirements and that Mr. Bachmann, the Chairperson of the Audit Committee, and Messrs. Carter and Cooke, members of the Audit Committee, are “audit committee financial experts,” as defined in Item 407(d)(5) of Regulation S-K. With respect to its assessment of whether Messrs. Bachmann, Carter and Cooke are “audit committee financial experts,” the Board considered, among other things, Messrs. Bachmann, Carter and Cooke’s business experience and background described previously within this Proxy Statement. The Audit Committee operates pursuant to a charter that was approved by the Board in 2004 and amended in 2007 and 2010. The duties of the Audit Committee include the responsibility of reviewing financial information (both external and internal) about the Corporation and its subsidiaries so as to assure (i) that the overall audit coverage of the Corporation and its subsidiaries is satisfactory and appropriate to protect the shareholders from undue risks and (ii) that an adequate system of internal financial control has been designed and implemented throughout the Corporation and is being effectively maintained. Additionally, the Audit Committee has sole authority and direct responsibility with respect to the appointment, compensation, retention and oversight of the Corporation’s independent registered public accounting firm, or independent auditor. Also, as part of its duties, the Audit Committee has adopted procedures for receiving and acting on complaints received by the Corporation regarding accounting, internal controls and auditing issues. Such complaints should be sent to the attention of the Corporate Secretary’s Office, Lancaster Colony Corporation, 37 West Broad Street, Columbus, Ohio 43215. The Audit Committee held four meetings during fiscal 2016.

Compensation Committee — The Board has established a compensation committee (the “Compensation Committee”) that currently consists of Messrs. Cooke, Fox, and Sofia and Ms. Bendapudi. Mr. Sofia serves as Chairperson of the Compensation Committee. It has been determined by the Board that each member of the Compensation Committee meets Nasdaq independence requirements. The Compensation Committee operates pursuant to a charter that was approved by the Board in 2004 and amended in 2008, 2010, 2013 and 2016. The duties of the Compensation Committee include: annually determining the compensation of the Chief Executive Officer and President and reviewing and approving goals and objectives relevant to their activities; reviewing and approving the Chief Executive Officer’s recommendations as to the compensation to be paid other executive officers of the Corporation; reviewing and approving offers to potential executive officers to join the Corporation; reviewing and approving perquisite policies; reviewing and approving employment agreements, severance or retention plans or agreements and severance or termination payments; retaining and overseeing compensation consultants and other advisors; overseeing regulatory compliance regarding compensation matters; establishing and evaluating performance goals and the level of achievement of such goals; reviewing and offering advice regarding direct compensation, equity-based compensation and retirement pay programs; administering equity-based compensation plans and approving equity awards; reporting activities to the Board; reviewing and discussing the Compensation Discussion and Analysis with the Corporation’s management; determining whether to recommend to the Board that the Compensation Discussion and Analysis be included in the Corporation’s Annual Report on Form 10-K and Proxy Statement; preparing a Compensation Committee Report for inclusion in the Corporation’s Annual Report on Form 10-K and Proxy Statement; periodically reviewing director compensation in relation to other comparable companies and in light of other facts the Compensation Committee finds appropriate; annually reviewing the Compensation Committee charter; and annually evaluating the Compensation Committee’s performance. The charter does not provide the Compensation Committee with any delegation authority regarding its duties, except for the ability to delegate authority to approve equity awards to a subcommittee of the Compensation Committee. See the discussion below under “Compensation Discussion and Analysis” and “Compensation of Directors” for more information about the Compensation Committee’s processes and procedures. The Compensation Committee held six meetings during fiscal 2016.

Nominating and Governance Committee — The Board has established a nominating and governance committee (the “Nominating and Governance Committee”) that currently consists of Messrs. Fox, Harris and Sofia and Ms. Bendapudi. Mr. Fox serves as Chairperson of the Nominating and Governance Committee. It has been determined by the Board that each member of the Nominating and Governance Committee meets Nasdaq independence requirements. The Nominating and Governance Committee operates pursuant to a charter that was approved by the Board in 2004 and amended in 2005, 2010 and 2012. The duties of the Nominating and Governance Committee include identification and nominations to the Board of candidates for election as directors of the Corporation and the development and review of a set of Corporate Governance Principles. As part of its assigned duties, the Nominating and Governance Committee has reviewed the Corporate Governance Principles and found them to be acceptable in scope and application and has so reported to the Board. The Nominating and Governance Committee held four meetings during fiscal 2016.

The Nominating and Governance Committee uses different sources to identify Board candidates, including the Corporation’s executive officers and current members of the Board. The Nominating and Governance Committee also considers the nomination of director candidates recommended by shareholders in conformance with the tests and standards outlined in the Nominating and Governance Committee’s charter and the Corporation’s Amended and Restated Code of Regulations. The Nominating and Governance Committee uses the same manner and process for evaluating every candidate for Board membership,

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regardless of the original source of the candidate’s nomination. The Nominating and Governance Committee generally considers the subject of diversity as described above under “Corporate Governance – Director Qualifications.” Recommendations to the Nominating and Governance Committee from shareholders regarding candidates must be delivered to the Corporation’s Corporate Secretary no later than June 30 of the year in which such shareholder proposes that the recommended candidate stand for election. Section 2.03 of the Corporation’s Code of Regulations authorizes director nominations to be made by shareholders if the conditions specified therein are met, including the giving of advance notice and the furnishing of certain personal background information and a written statement from the proposed candidate agreeing to be identified in the Proxy Statement as a nominee and, if elected, to serve as a director. The Nominating and Governance Committee currently has not set specific, minimum qualifications or criteria for nominees that it proposes for Board membership, but evaluates the entirety of each candidate’s credentials. The Nominating and Governance Committee believes, however, that the Corporation will be best served if its directors bring to the Board a variety of experience and backgrounds and, among other things, demonstrated integrity, executive leadership and financial, marketing or business knowledge and experience.

Executive Committee — The Board has established an executive committee (the “Executive Committee”) that currently consists of Messrs. Gerlach, Fox and Bachmann. No particular director serves as Chairperson of the Executive Committee. The Executive Committee operates pursuant to resolutions that were adopted by the Board in February 2008. The Executive Committee exercises the power and authority of the Board in managing the business and affairs of the Corporation (other than any power or authority specifically precluded by applicable law, the Corporation’s Articles of Incorporation or Amended and Restated Code of Regulations, or by limiting resolutions of the Board), but the Executive Committee acts only in the intervals between meetings of the Board. Furthermore, all acts of the Executive Committee must be reported at the next Board meeting. The Executive Committee met three times during fiscal 2016.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

To the Corporation’s knowledge, based solely on its review of copies of forms filed with the Securities and Exchange Commission (“SEC”), all filing requirements applicable to the officers, directors and beneficial owners of more than 10% of the outstanding Common Stock under Section 16(a) of the Securities Exchange Act of 1934, as amended, were complied with during the fiscal year ended June 30, 2016.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The following shareholders have beneficial ownership, directly or indirectly, of more than five percent of the outstanding Common Stock as of September 23, 2016:

Name and Address of Beneficial Owner	Nature of Beneficial Ownership	Amount of Beneficial Ownership	Percent of Class(1)
John B. Gerlach, Jr.(2)	Direct and indirect	8,220,273	30.0%
c/o Lancaster Colony Corporation 37 West Broad Street Columbus, Ohio 43215
Dareth A. Gerlach(3)	Direct and indirect	5,919,174	21.6%
c/o Lancaster Colony Corporation 37 West Broad Street Columbus, Ohio 43215
John B. Gerlach Marital Deduction Trust A-1(2)	Direct	5,737,602	20.9%
c/o Lancaster Colony Corporation 37 West Broad Street Columbus, Ohio 43215
BlackRock, Inc.(4)	Direct and indirect	1,718,425	6.3%
40 East 52nd Street New York, NY 10022
The Vanguard Group(5)	Direct and indirect	1,544,693	5.6%
100 Vanguard Blvd. Malvern, PA 19355

___________

(1)	Aside from John B. Gerlach, Jr., percentages based upon 27,423,875 shares outstanding as of September 23, 2016. Percentage for John B. Gerlach, Jr. is based on 27,426,636, which include 2,761 shares available from vested stock appreciation rights, assuming exercise on September 23, 2016.
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(2)	Mr. Gerlach beneficially owns 8,220,273 shares in the aggregate. This includes: (i) 283,397 shares held by Mr. Gerlach’s spouse either directly or as trustee for which Mr. Gerlach’s spouse has the sole power to vote and dispose of these shares. Mr. Gerlach disclaims beneficial ownership of all of these shares; (ii) 5,737,602 shares held by the John B. Gerlach Marital Deduction Trust A-1, of which Mr. Gerlach is trustee with no power to vote or dispose of the shares, and of which Mr. Gerlach’s mother, Dareth A. Gerlach, is the special trustee with the sole power to vote and dispose of the shares. Mr. Gerlach disclaims beneficial ownership of all of these shares; (iii) 137,430 shares held by the John B. Gerlach Taxable Trust U/A, of which Mr. Gerlach is trustee with no power to vote or dispose of the shares, and of which Mr. Gerlach’s mother, Dareth A. Gerlach, is the special trustee with the sole power to vote and dispose of the shares. Mr. Gerlach disclaims beneficial ownership of all of these shares; (iv) 372,200 shares held by Mr. Gerlach as trustee or custodian for which he has the sole power to vote and dispose of the shares. Mr. Gerlach disclaims beneficial ownership of all of these shares; (v) 360,500 shares held by a family limited partnership and general partnership, of which Mr. Gerlach is a shareholder and an officer of each. Mr. Gerlach has shared power to vote and dispose of all of these shares and disclaims beneficial ownership of 351,461 of these shares; (vi) 305,326 shares held by the Gerlach Foundation Inc., a private charitable foundation for which Mr. Gerlach shares the power to vote and dispose of the shares. Mr. Gerlach disclaims beneficial ownership of all of these shares; (vii) 132,160 shares held by Lancaster Lens Inc., a private charitable foundation for which Mr. Gerlach shares the power to vote and dispose of the shares. Mr. Gerlach disclaims beneficial ownership of all of these shares; and (viii) 620,122 shares held by Lehrs, Inc., a for profit corporation that is owned by the Fox Foundation, Inc., Gerlach Foundation, Inc. and FG Foundation. Mr. Gerlach and Mr. Fox serve as trustees of the FG Foundation, which is a supporting foundation of a public charitable foundation. Mr. Gerlach and Mr. Fox each have shared power to vote and dispose of the shares held by Lehrs, Inc., and each disclaims beneficial ownership of all of those shares.

(3)

Includes 5,737,602 shares held by the John B. Gerlach Marital Deduction Trust A-1 and 137,430 shares held by the John B. Gerlach Taxable Trust U/A. Mr. Gerlach is trustee of these trusts with no power to vote or dispose of the shares, and Mr. Gerlach’s mother, Dareth A. Gerlach, is the special trustee with the sole power to vote and dispose of the shares. These shares are also included in the total number of shares held by Mr. Gerlach in the above table. Mr. Gerlach disclaims beneficial ownership of these shares, all of which are also reported in footnote 2.

(4)	BlackRock, Inc. filed a Schedule 13G/A with the SEC on January 26, 2016 indicating that, as of December 31, 2015, BlackRock, Inc. has sole voting power with respect to 1,660,215 shares and sole dispositive power with respect to 1,718,425 shares.
(5)	The Vanguard Group filed a Schedule 13G/A with the SEC on February 10, 2016 indicating that, as of December 31, 2015, The Vanguard Group has sole voting power with respect to 35,365 shares, sole dispositive power with respect to 1,508,819 shares, and shared dispositive power with respect to 35,874 shares.

The following information indicates the beneficial ownership of outstanding Common Stock as of September 23, 2016 by all executive officers and directors of the Corporation as a group, each individual director, each individual director nominee, and each named executive officer in the 2016 Summary Compensation Table:

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class(1)
James B. Bachmann	10,288 shares		*
Neeli Bendapudi	9,013 shares		*
William H. Carter	713 shares		*
David A. Ciesinski	3,108 shares		*
Kenneth L. Cooke	8,083 shares		*
Douglas A. Fell	8,916 shares		*
Robert L. Fox	1,061,474 shares	(2)	3.9%
John B. Gerlach, Jr.	8,220,273 shares	(3)(4)	30.0%
Alan F. Harris	15,558 shares	(5)	*
Robert P. Ostryniec	2,073 shares		*
Bruce L. Rosa	86,715 shares	(6)	*
Zuheir Sofia	9,936 shares		*
All executive officers and directors as a group (12 persons)	8,816,028 shares	(7)	32.1%

___________

*	Less than 1%
(1)	Aside from John B. Gerlach, Jr., individual percentages based upon 27,423,875 shares outstanding as of September 23, 2016. Percentages for John B. Gerlach, Jr. and the group are based on 27,426,636, which include the amount noted in (4) below.
(2)	Mr. Fox beneficially owns 1,061,474 shares in the aggregate. This includes: (i) 53,273 shares held directly by Mr. Fox’s spouse. Mr. Fox disclaims beneficial ownership of all of these shares; (ii) 86,997 shares held by Mr. Fox as trustee for which he has the sole power to vote and dispose of the shares. Mr. Fox disclaims beneficial ownership of 78,398 of these shares; (iii) 57,530 shares held by the Fox Foundation Inc., a private charitable foundation for which Mr. Fox shares the power to vote and dispose of the shares. Mr. Fox disclaims beneficial ownership of all of these shares; and (iv) 620,122 shares held by Lehrs, Inc., a for profit corporation that is owned by the Fox Foundation, Inc., Gerlach Foundation, Inc. and FG Foundation. Mr. Fox and Mr. Gerlach serve as trustees of the FG Foundation, which is a supporting foundation of a public charitable foundation. Mr. Fox and Mr. Gerlach each have shared power to vote and dispose of the shares held by Lehrs, Inc., and each disclaims beneficial ownership of all of those shares.
(3)	See the footnote for Mr. Gerlach in the beneficial ownership table listed previously within this Proxy Statement.
(4)	Includes 2,761 shares available from vested stock appreciation rights, assuming exercise on September 23, 2016.
(5)	Includes 13,156 shares held as trustee for which Mr. Harris has the sole power to vote and dispose of these shares.
(6)	Includes 51,608 shares held as trustee for which Mr. Rosa has the sole power to vote and dispose of these shares.
(7)	For purposes of this calculation, the 620,122 shares held by Lehrs, Inc. have only been counted once.
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COMPENSATION DISCUSSION AND ANALYSIS

In this section, we discuss the principles underlying our executive compensation policies and decisions and the most important factors relevant to an analysis of these policies and decisions. We provide qualitative information regarding the manner and context in which compensation is awarded to and earned by our named executive officers to give perspective to the data we present in the compensation tables below, as well as the narratives that follow the tables.

In April 2016, Mr. Rosa resigned his position as President of our specialty foods subsidiary, T. Marzetti Company. He retired from his position as Vice President – Development of the Corporation on June 30, 2016. In April 2016, we hired David A. Ciesinski as our President and Chief Operating Officer of the Corporation and, upon Mr. Rosa’s retirement, President of T. Marzetti Company. Both Mr. Ciesinski and Mr. Rosa are included as named executive officers in this proxy statement.

Executive Summary

During 2016, we continued our food-focused strategy that we believe will best enhance long-term shareholder value. The strategy involved continuing to organically grow our existing specialty food businesses, including growth from the March 2015 acquisition of Flatout, a better-for-you branded retail product. We continue to evaluate additional acquisition opportunities that match our existing food-focused operations and anticipate continued growth from potential future acquisitions.

During fiscal 2016, we achieved the following financial outcomes from continuing operations:

•	Overall sales increased 8% to $1.2 billion, including the incremental contribution from our prior-year acquisition of Flatout. Excluding Flatout, sales increased 5%.
•	Operating income increased 19% driven by the benefits of higher sales volumes and pricing as well as lower material and freight costs.
•	Value-added income, a key factor in our annual incentive plans, increased by 14% at the corporate level and by 12% in the Specialty Food business.
•	The value-added income at the corporate level increased because of higher 2016 operating income, offset by a somewhat higher average net asset level. The annual incentive for Mr. Fell, our CFO, is based on this value-added income.
•	Sales growth and value-added income in the Specialty Food business increased as compared to 2015. Both of these factors impacted the annual incentive payout for Mr. Rosa, the former President of our T. Marzetti Company.
•	Net income and net income per common share (fully diluted) increased by 19.7% and 19.4%, respectively.
•	Return on beginning shareholders’ equity was 21.0%.
•	Our financial strength remained strong with a year-end cash balance of $118.1 million and no debt.

Our ongoing shareholders experienced a positive total shareholder return of 49.3% during fiscal 2016. Shareholder returns are inclusive of $190.5 million in dividends, which represented a year-end dividend rate of $1.96 per share and a special dividend of $5.00.

Based on the financial performance results noted above, we provided the following pay outcomes to our named executive officers (Messrs. Gerlach, Ciesinski, Fell and Rosa) for fiscal 2016:

•	Salary increases of 1%, 5% and 3% to Messrs. Gerlach, Fell and Rosa during 2016, respectively. Mr. Ciesinski joined the Corporation in April 2016 and was not a named executive officer in the 2015 fiscal year.
•	Excluding Mr. Ciesinski, annual incentive payouts for 2016 increased by 21.7% over those provided in 2015:
•	Similar to 2015, Mr. Gerlach did not receive an annual incentive payout for 2016 based on the discretionary judgment of the Compensation Committee.
•	Mr. Ciesinski received a discretionary bonus for 2016 of $110,800 as determined by the judgment of the Compensation Committee.
•	Mr. Fell’s annual incentive payout increased in 2016 by 14.7% on higher value-added income and an increase in the discretionary portion of his payout.
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•	Mr. Rosa’s annual incentive payout increased by 26.8% driven by higher value-added income for the Specialty Foods business, an increase in the sales growth multiplier reflecting higher sales growth in 2016 versus 2015 and an increase in his discretionary payout.
•	The value of equity grants in 2016 varied among the named executive officer group, but were generally reflective of the outstanding financial and shareholder performance and were as follows:
•	Mr. Gerlach received an equity grant with a total value of $500,022 in 2016, an increase of 20.7% over 2015. Prior to 2015, Mr. Gerlach had not received equity incentives due to his large ownership interest in the Corporation, but our Committee has provided grants recently to ensure he is on a similar basis as the rest of his executive team.
•	Mr. Ciesinski received an equity grant with a value of $1,000,017. This equity grant was made upon the commencement of his employment with us in April 2016.
•	Mr. Fell received an equity grant with a value of $249,966, an increase of 25.7% over 2015.
•	Mr. Rosa received an equity grant with a value of $299,949, an increase of 9.6% over 2015.
•	Total direct compensation for Messrs. Gerlach, Fell and Rosa increased 6.9%, 13.8% and 14.2%, respectively in 2016 vs. 2015.

In addition, the named executive officers, with the exception of Mr. Ciesinski due to his recent hire date, each have significant equity positions and shared in the total shareholder return experienced by shareholders in fiscal 2016. Our Compensation Committee believes the above pay outcomes were appropriate in the context of the financial and shareholder return performances described above.

Executive Compensation Program Philosophy and Objectives

Our executive compensation objective is to reward our named executive officers for their efforts in:

•	attaining market or above-market financial results,
•	achieving our strategic goals and
•	increasing long-term shareholder value.

As a result, our executive compensation philosophy is focused on “pay for performance.”

For us, a “pay for performance” philosophy means providing competitive compensation outcomes when performance meets our expectations, but also realizing that results above or below our expectations may result in above-market or below-market compensation outcomes. To further this philosophy, we have designed our executive compensation program to achieve the following objectives:

•	motivate our named executive officers to help achieve superior financial and operational performance;
•	continue to align our named executive officers’ compensation interests with our goal of creating long-term shareholder value; and
•	attract and retain key executive talent.

We believe our executive compensation program should promote long-term shareholder value and should not be overly influenced by the short-term performance of our stock. We further believe our named executive officers are focused on promoting long-term shareholder value because they are significant shareholders of our Common Stock. Our experience has been that salary, annual cash incentive awards and long-term equity-based awards, as the primary elements of our executive compensation program, are the best vehicles to align our executives’ interests with our goal of promoting long-term shareholder value. We also understand our executive compensation programs provide a starting point, or baseline of comparison, for the compensation we pay to our other employees. For this reason, we believe our executive compensation program should strike an appropriate balance among rewards, incentives and expectations.

While these broad concepts generally govern our executive compensation program, we also take into account specific factors particular to each executive officer when making individual compensation decisions, which we describe in detail below. These factors include the executive’s range of responsibilities and related performance measures and other individual factors

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affecting each executive’s performance. We also engage in a general “double-check” of our executive compensation levels against amounts paid to executive officers with similar responsibilities in similarly situated companies, but we do not specifically benchmark compensation against percentiles or ranges of compensation provided by such companies.

At our 2015 Annual Meeting, our executive compensation program received approval from 99.8% of our shareholders casting votes on the matter. We believe this result demonstrates the shareholders’ endorsement of the Compensation Committee’s executive compensation decisions and policies. The shareholder vote was one of many factors contributing to the Compensation Committee’s decision to refrain from making significant changes to our compensation mix, peer group, target pay levels, performance metrics, or other compensation policies. The Compensation Committee will continue to consider results from future shareholder advisory votes, which will be held annually until the next shareholder advisory vote in 2017 on the frequency of future votes on executive compensation, in its ongoing evaluation of our executive compensation programs and practices.

Compensation Administration and Consultant

The Compensation Committee reviews and determines the compensation for our named executive officers. The compensation we paid our named executive officers for fiscal year 2016 is disclosed in detail in the tables and narratives below under the heading “Executive Compensation.” Our Compensation Committee is also responsible for, among other duties, structuring and administering the compensation programs and plans in which our named executive officers participate.

During fiscal year 2016, the Compensation Committee retained the services of an independent executive compensation consultant, Pay Governance LLC (Pay Governance). Pay Governance reports directly to the Compensation Committee and did not provide any other services to us during fiscal year 2016. The Compensation Committee believes there were no conflicts of interest between Pay Governance and the Compensation Committee during the fiscal year ended June 30, 2016. In reaching this conclusion, the Compensation Committee considered the compensation consultant independence factors set forth in Rule 10C-1(b)(4) of the Securities Exchange Act of 1934, as amended.

Pay Governance reevaluated our peer group and, based on its recommendations, the Compensation Committee adopted changes to the peer group for 2016 as provided below. In addition, Pay Governance provided information regarding median compensation for our named executive officers, including Messrs. Gerlach, Ciesinski and Fell. The information was used by the Compensation Committee to obtain a general understanding of current compensation practices in our competitive market rather than for benchmarking purposes.

We implemented changes to our peer group for fiscal year 2016 based upon information and recommendations provided by Pay Governance and input from management and the Compensation Committee. Over time, the Committee has worked to include peer companies with the following characteristics:

•	annual revenues generally between 50% and 250% of the Corporation’s annual revenues;
•	companies competing in the Packaged Foods and Meats category; and
•	a market cap similar to ours (i.e., between $1 billion and $5 billion vs. our market cap in excess of $3 billion).

As a result, during 2016 we added the following companies to our designated peer group, all of which are in the Packaged Goods and Meats category and have a market cap between $1 billion and $5 billion:

•	Treehouse Foods
•	Pinnacle Foods
•	Sanderson Farms
•	Blue Buffalo Pet Products
•	Amplify Snack Brands

Treehouse Foods and Amplify Snack Brands have revenues which fall outside the defined revenue scope (Treehouse above the high end of the scope measure and Amplify is below the scope measure defined above), but were included because they met the other criteria of being in the Packaged Goods and Meats category and with market caps between $1 billion and $5 billion.

We also eliminated the following companies, for the following reasons from the peer group:

•	Diamond Foods (acquired)
•	Darling Ingredients (revenues too large)
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•	Post Holdings (revenues too large)
•	John B. Sanfilippo & Son (market cap below $1 billion)
•	Seneca Foods (market cap below $1 billion)
•	Elizabeth Arden (not in Packaged Goods and Meats category and market cap below $1 billion)
•	USANA Health Sciences Inc. (not in Packaged Goods and Meats category)

We anticipate further changes in the peer group, given expected future disparate revenue growth rates among the current peer companies as well as future mergers and acquisition activity.

Our peer group for 2016 consists of the following companies:

•         Amplify Snack Brands, Inc.

•         B&G Foods, Inc.

•         Calavo Growers Inc.

•         Coca-Cola Bottling Co. Consolidated

•         Hain Celestial Group Inc.

•         J&J Snack Foods Corp.

•         National Beverage Corp.

•         Pinnacle Foods Inc.

•         Blue Buffalo Pet Products Inc.

•         Cal-Maine Foods, Inc.

•         Prestige Brands Holdings Inc.

•         Revlon, Inc.

•         Sanderson Farms Inc.

•         Snyders-Lance Inc.

•         Treehouse Foods Inc.

•         Tootsie Roll Industries, Inc.

Our fiscal 2016 revenues were near the median of the chosen peer companies, while our market capitalization was at the 74th percentile of the group.

Compensation Processes, Procedures and Comparison to Peer Group

Generally, our Compensation Committee establishes salaries for the current fiscal year and annual cash incentive award payouts for the prior fiscal year at its regularly scheduled August meeting. Historically, at this meeting, our Compensation Committee reviews the elements of each named executive officer’s total compensation during the previous fiscal year. Our Chief Executive Officer and President then make compensation recommendations to our Compensation Committee with respect to the members of senior management who report to them, but those executives are not present in the meeting during compensation deliberations.

The Chairperson of our Compensation Committee then makes compensation recommendations in executive session to our Compensation Committee with respect to our Chief Executive Officer and President, who are absent from the meeting at that time. Our Compensation Committee also compares our named executive officers’ compensation with that offered to executive officers employed by companies in our peer group, based on information about the peer group companies supplied by Pay Governance, during the first part of the review process as a “double-check” against market compensation practices rather than as a formal benchmarking process.

Our Compensation Committee may accept or make adjustments to the recommendations it receives in establishing the final compensation for each of the named executive officers. In general, when setting each component of compensation for our named executive officers, our Compensation Committee considers the following performance factors:

•	our previous year’s operating results and whether we achieved our performance objectives;
•	the relative value of the executive’s unique skills, competencies and institutional knowledge;
•	the executive’s performance of management and officer responsibilities; and
•	the executive’s contribution toward our long-term strategic objectives and our goal of creating long-term shareholder value.

With the exception of our Chief Executive Officer, as discussed in more detail below, we believe the total cash compensation paid to our named executive officers (the combination of salary and annual cash incentives) for fiscal 2016 was in line with market median compensation paid for executives holding similar positions in our peer group based on the Compensation Committee’s general understanding of current compensation practices in our competitive market.

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Primary Elements of Compensation

As noted, we have established executive compensation objectives primarily focused on helping us create long-term shareholder value. We believe we can best achieve our executive compensation program objectives by offering competitive short-term cash compensation combined with appropriate long-term equity-based compensation tied to our operating results and our achievement of incremental shareholder value. To this end, the primary elements of our executive compensation program are salary, annual cash incentive awards and long-term equity-based incentive awards, which are described in detail below. Generally, we look at our named executive officers’ compensation arrangements in total when establishing salaries, annual cash and long-term equity incentive awards.

Salaries. We provide our named executive officers with annual salaries to attract and retain the executives and to provide them with a steady source of annual cash income. For each named executive officer, salary represents a risk-free cash compensation component. We establish salaries to reward our named executive officers for their overall level of expertise, responsibilities, experience and other factors unique to each individual executive officer, as determined by our Compensation Committee. However, our general policy is that salaries for our named executive officers should not exceed median salaries for executive officers with similar responsibilities within our peer group.

For fiscal year 2016, the amount of each named executive officer’s salary increase expressed as a percentage of such officer’s fiscal year 2015 salary, was as follows: Mr. Gerlach, 1.02%, Mr. Fell, 5.48% and Mr. Rosa, 3.04%. These increases were approved by the Committee at its August 2015 meeting. Mr. Ciesinski joined us and became a named executive officer in April 2016 and did not receive a salary increase in fiscal 2016.

For fiscal year 2017, we increased our continuing named executive officers’ salaries by an average of 5.04%. The amount of each named executive officer’s salary increase for fiscal year 2017, as approved by our Committee at its meeting in August 2016 and expressed as a percentage of such officer’s fiscal year 2016 salary, is as follows: Mr. Gerlach, 5.03% and Mr. Fell, 5.19%. Mr. Ciesinski’s salary for fiscal year 2017 will be $615,000. Mr. Rosa retired as of the end of fiscal 2016.

The Compensation Committee increased Mr. Fell’s salary based on his experience handling financial matters for us, his in-depth knowledge of our business, and the Compensation Committee’s and Mr. Gerlach’s satisfaction with Mr. Fell’s job performance during 2015. The Compensation Committee increased Mr. Rosa’s salary for 2016 due to their satisfaction with Mr. Rosa’s performance as President of the Specialty Foods operations, his lengthy experience as President of our Specialty Foods segment, his specific knowledge of our Specialty Foods operations and strategic plan and the Compensation Committee’s and Mr. Gerlach’s satisfaction with Mr. Rosa’s job performance during 2015.

Mr. Ciesinski’s salary for 2017 was determined by the terms of his employment agreement and by the discretion of the Compensation Committee.

Annual Cash Incentive Awards. We also provide our named executive officers with annual cash incentive awards designed to motivate them to help us achieve our annual financial goals. The annual cash incentive award represents a performance-based, variable and “at-risk” cash component of compensation for each named executive officer. Under this program, Mr. Rosa and Mr. Fell were each provided the opportunity to earn an annual cash incentive payment for fiscal 2016 based on our achievement of certain financial objectives. We granted this award to Mr. Rosa based on his responsibilities for the operations of our Specialty Foods segment and to Mr. Fell based on his responsibilities as Chief Financial Officer.

Our Chief Executive Officer, Mr. Gerlach, does not participate in our annual cash incentive program and Mr. Gerlach’s total annual cash compensation remains well below the median of our peer group. Our Compensation Committee and Mr. Gerlach consider this result acceptable given his significant ownership interest and the resulting low probability of his leaving the Corporation.

Our Chief Executive Officer retains discretionary authority to modify the financial targets and raise or lower the computed incentive payment by up to 5% for Mr. Fell and up to 20% for Mr. Rosa based on his qualitative assessment of the executive’s overall development during the course of the fiscal year. Our Compensation Committee also retains authority to make further adjustments to the computed annual cash incentive payments. An annual cash incentive payment, if earned, is made in August in the fiscal year following the year in which it is earned. Annual cash incentive payments earned by our named executive officers for fiscal year 2016 appear below in the “Bonus” and/or “Non-Equity Incentive Plan Compensation” columns of our 2016 Summary Compensation Table.

Mr. Fell’s fiscal year 2016 award represented the opportunity to earn a cash incentive payment equal to 0.30%, rounded to the nearest hundred, of our consolidated value-added income for fiscal year 2016. For purposes of Mr. Fell’s award opportunity, we:

•	Define value-added income as the amount by which fiscal year consolidated operating income exceeds a target level of income;
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•	Determine the applicable target level of income by multiplying consolidated pre-tax cost of capital by consolidated average net assets;
•	Assume average net assets are defined as including accounts receivable; inventory; prepaid expenses; property, plant and equipment; other assets; goodwill; current liabilities; deferred taxes and other non-current liabilities; and
•	We then calculate value-added income by subtracting target income from operating income from continuing operations.

For our consolidated operations in fiscal year 2016:

•	Average net assets equaled $398 million;
•	Pre-tax cost of capital was 18.75%;
•	Target income equaled $74.7 million; and
•	Operating income of $184.6 million exceeded target income by about $109.9 million.

We use consolidated operating income from continuing operations and average net assets as the performance metrics for Mr. Fell’s award because we believe use of these metrics is the best way to motivate him to employ our consolidated net assets efficiently.

Under the foregoing formula, Mr. Fell’s cash incentive calculation for fiscal 2016 was $329,700. For fiscal year 2016, our Chief Executive Officer and our Compensation Committee exercised discretion to modify the annual cash incentive payment to Mr. Fell by adding an additional discretionary payment of 5% to the calculated incentive payment of $329,700, resulting in a total incentive payment of $346,500. Both Mr. Gerlach and the Compensation Committee believe the additional discretionary bonus was appropriate in part to recognize Mr. Fell’s role as the Chief Financial Officer and his expertise in regards to our Specialty Foods business and key corporate financial functions.

For fiscal year 2016, Mr. Rosa received the opportunity to earn a cash incentive payment equal to 0.35%, rounded to the nearest hundred, of our Specialty Foods segment’s value-added income for fiscal year 2016. Our Compensation Committee first established 0.35% of Specialty Foods’ value-added income as the annual incentive opportunity for Mr. Rosa in 2004, and we have continued to view this as a fair annual incentive opportunity from year to year since 2004.

For Mr. Rosa, we use the following definitions and formulas to determine his financially-based annual incentive payout:

•	We define value-added income as the amount by which the fiscal year operating income of our Specialty Foods segment exceeds a target level of income.
•	We determine the applicable target level of income by multiplying the segment’s pre-tax cost of capital by the segment’s average net assets
•	Net assets are defined as including accounts receivable; inventory; prepaid expenses; property, plant and equipment; other assets; goodwill; current liabilities; deferred taxes and other non-current liabilities.
•	We then calculate value-added income by subtracting target income from operating income.

We use operating income and average net assets as the performance metrics for Mr. Rosa’s award because we believe the use of these metrics is the best way to motivate him to employ the Specialty Foods segment’s net assets efficiently in the generation of operating income, higher levels of which we believe ultimately results in increased long-term shareholder value..

For our Specialty Foods segment in fiscal 2016:

•	Average net assets equaled $412 million,
•	Pre-tax cost of capital was 18.75%,
•	Target income equaled $77.3 million, and
•	Operating income of about $196.6 million exceeded target income by about $119.3 million.
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Mr. Rosa’s incentive was subject to further modifications related to annual revenue growth and individual performance:

•	After calculating Mr. Rosa’s incentive based on the formula described above, the resulting amount is adjusted by a modifier of 85%-115% of the calculated value depending on annual revenue growth in the Specialty Foods segment between 1.5% and 7.5%. For fiscal 2016, a growth rate of 4.5% was set as the break-even point, meaning that revenue growth above this level would increase the baseline calculation while revenue growth below this level would decrease the baseline calculation.
•	In addition, the incentive amount is subject to a further adjustment of plus or minus 20% based upon our Committee’s and Mr. Gerlach’s assessment of his individual performance in fiscal 2016.

The baseline calculation of Mr. Rosa’s incentive for fiscal 2016 was $417,500. Revenue growth in the Specialty Foods segment for fiscal 2015 was 7.8%. Therefore, Mr. Rosa’s incentive was further adjusted up by 115% of the baseline calculated value, for a resulting calculated incentive amount of $480,000. For fiscal year 2016, Mr. Gerlach and our Compensation Committee exercised discretion to modify the annual cash incentive payment to Mr. Rosa by adding an additional discretionary payment of about 10% ($47,450) to the calculated incentive payment of $480,000, resulting in a total incentive payment of $527,450. Both Mr. Gerlach and the Compensation Committee believe the additional discretionary bonus was appropriate in part to recognize Mr. Rosa’s role in our Specialty Foods business.

Long-Term Equity-Based Incentive Awards. We grant our long-term equity incentives in the form of stock-settled stock appreciation rights, or appreciation rights, and time-based restricted stock. During fiscal 2016, we made the following grants to our named executive officers:

Named Executive	# Appreciation Rights	# Restricted Shares	Grant Value (‘000s)
Mr. Gerlach	27,337	1,721	$500.0
Mr. Ciesinski	47,707	3,108	$1,000.0
Mr. Fell	13,669	860	$250.0
Mr. Rosa	16,402	1,032	$300.0

The grants to Messrs. Gerlach, Fell and Rosa were made as part of our February 2016 grants pursuant to our form agreements for appreciation rights and restricted stock awards. Mr. Ciesinski received the equity grant noted above at the beginning of his employment with us in April 2016. The grants of appreciation rights and restricted stock were made under our 2015 Omnibus Incentive Plan previously approved by our shareholders.

The relative values of the appreciation rights grants is 65% of the total equity grant value, with 35% of the value associated with the restricted stock. Our Committee believes the appreciation rights grants provide a direct incentive for recipients to increase the share price, leading to long-term shareholder value creation. The restricted stock grants are primarily designed to promote the retention of executives over the long-term. Overall, our Compensation Committee believes the awards represent an appropriate level of additional annual compensation aligned with the creation of long-term shareholder value and the retention of executive talent.

Appreciation rights give holders the right to receive stock in our Corporation equal in market value to the difference between the closing market price of our stock on the day of exercise and the base price established for the appreciation rights, as set forth in the appreciation rights award agreement, multiplied by the number of appreciation rights exercised. The base price for appreciation rights equals the closing price of our stock on the date on which the appreciation rights are granted, which for the February 2016 grants was $101.70 and for Mr. Ciesinski’s April 2016 grant was $112.62. Appreciation rights cannot be exercised until they vest, and, for retention purposes, we have currently chosen a vesting schedule as follows: one-third of the total award will vest on each of the first, second and third anniversaries of the grant date. The appreciation rights granted under our 2015 Omnibus Incentive Plan will vest earlier upon a change in control of the Corporation in a pro rata amount based upon the length of time within the vesting period that has lapsed prior to the change in control. The appreciation rights award agreement also provides that the appreciation rights will vest in full if the grantee’s service is terminated by the Corporation without cause or by the grantee with good reason. Appreciation rights expire on the earlier of five years from the grant date or 90 days after the grantee’s employment with the Corporation ceases other than as a result of his or her death, disability or retirement, as described in more detail in the award agreement. As a result, the appreciation rights granted in February 2016 must be exercised no later than February 23, 2021. The appreciation rights granted to Mr. Ciesinski in April 2016 must be exercised no later than April 18, 2021.

The Compensation Committee granted new awards of restricted stock on the same day as the appreciation rights awards. Unlike the appreciation rights, the shares of restricted stock do not vest ratably, but vest in total on the third anniversary of the grant date, although a portion of the shares may vest at retirement as described below. This restricted stock will vest earlier upon a change in control of the Corporation if it is not assumed by the acquiring or surviving company, or if it is assumed and the grantee’s employment is, within 24 months following the change in control, terminated by the Corporation other than for cause or terminated by the grantee for good reason. Once vested, the restricted stock may be traded in the same manner as other shares. Each recipient

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of restricted stock will receive dividends on the restricted stock during the vesting period, but will forfeit all unvested restricted stock upon termination of employment unless his or her employment is terminated by the Corporation without cause or by the recipient for good reason or as a result of his or her death or disability, as described in more detail in the award agreement. If at the date of grant an employee has reached the age of 63 and has at least 10 years of service with the Corporation, then a portion of the shares will vest upon the employee’s retirement as follows: one-third will vest if the employee retires after the first anniversary of the grant date but before the second anniversary of the grant date; and two-thirds will vest if the employee retires after the second anniversary of the grant date but before full vesting of the award.

The Compensation Committee did not use any specific formulas, mathematical calculations or peer group comparisons when determining the amounts of appreciation rights and restricted stock that it granted to individual employees, including our named executive officers, during 2016. Instead, the 2016 grants were made based on the Compensation Committee’s judgment, which in turn were based on recommendations from Mr. Gerlach and the Compensation Committee’s desire to award each employee enough value to achieve our retention and motivation objectives discussed above.

In the Compensation Committee’s view, the amounts awarded in 2016 were necessary to retain executive talent and provide incentives for our executives to create long-term shareholder value. Mr. Gerlach’s awards were based on the Compensation Committee’s desire to align his long-term incentives with other executive officers. Mr. Ciesinski’s awards were based on Mr. Gerlach’s and the Compensation Committee’s desire to have Mr. Ciesinski commence employment with us, particularly in the context of Mr. Rosa’s pending retirement. The equity grants to Messrs. Gerlach and Fell were below market median levels, while the equity grants to Messrs. Rosa and Ciesinski were above the market median. The aggregate grants to the named executive officers were below the market median.

We believe these types of equity awards offer our employees, including our named executive officers, the best form of retention and motivation incentive aligned with the long-term interests of our shareholders. We also currently expect our Compensation Committee will continue to use its judgment based, in part, on recommendations by Mr. Gerlach, to determine the appropriate level of appreciation rights and restricted stock awards because this gives the Compensation Committee the most flexibility to make awards in amounts necessary to help us achieve our long-term objectives. At this time, the Compensation Committee has not made any determinations about awards for fiscal year 2017 or future years.

Other Benefits

Our named executive officers are also eligible to participate in our employee benefit plans available to all salaried employees, including our 401(k) savings plans, health insurance plan and group life insurance plan. These other benefits are discussed in detail below. In addition, our named executive officers may elect to participate in our deferred compensation program. We also make some post-termination payments and benefits available to our named executive officers, as described in detail below. The value of these benefits are reviewed annually by our Compensation Committee, but are not generally considered as part of the overall compensation program for purposes of allocating among cash, equity and other compensation.

Perquisites. We generally do not provide perquisites to our named executive officers because they do not help us achieve any of our compensation program objectives, including the promotion of long-term shareholder value. We limit the perquisites made available to our named executive officers that are not otherwise available to all salaried employees and believe this arrangement is consistent with our “pay for performance” philosophy. During fiscal year 2016, we offered our named executive officers the following perquisites: life insurance and travel insurance premium payments, relocation expense reimbursements and payment of certain business-related professional and filing fees. Mr. Rosa also had corporate automobile. More detailed information about perquisites for fiscal year 2016 is presented below in the “All Other Compensation” column of our 2016 Summary Compensation Table.

Executive Deferred Compensation Program. The Lancaster Colony Corporation Executive Employee 2005 Deferred Compensation Plan (DCP) allows our named executive officers to defer up to $50,000 of their annual cash compensation for future payment. Under the DCP, amounts deferred by our named executive officers are maintained in separate book-entry accounts. Interest on the deferred amounts is credited semi-annually on June 30 and December 31 with an annual rate of interest equal to the prime interest rate reported in the Wall Street Journal on the first business day in January (for the June 30 credit) and July (for the December 31 credit). We do not match amounts that are deferred. Distributions from the DCP are paid upon termination of employment (including death or disability), and the named executive officer may elect to receive payments in either a lump sum or a series of installments upon termination. We do not fund the DCP and participants have only an unsecured contractual commitment from us to pay the amounts due. More detailed information about the DCP is presented below in the 2016 Nonqualified Deferred Compensation Table and related narrative.

Health and Welfare Benefits. We provide healthcare, life and disability insurance and other employee benefits programs to our employees, including our named executive officers. We believe these benefits are competitive within our peer group and, while not separate incentives by themselves because they do not help us achieve any of our compensation program objectives, are

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essential and expected parts of any compensation program. Our benefits and risk management department is responsible for overseeing the administration of these programs. Our employee benefits programs are provided on a non-discriminatory basis to all employees. These benefits include vacation and personal time, paid holidays, medical and long and short-term disability insurance programs.

Retirement Benefits

Pension Benefits. We do not provide defined benefit pension arrangements or post-retirement health coverage for our named executive officers, as we do not believe that providing these types of benefits to our named executive officers helps us achieve any of our compensation program objectives, including the promotion of long-term shareholder value.

401(k) Savings Plan. All of our current named executive officers participate in our Lancaster Colony Corporation 401(k) Savings Plan, a tax-qualified defined contribution plan that we refer to as our 401(k) Plan. We believe this benefit is competitive within our peer group and, while not a separate incentive by itself because it does not help us achieve any of our compensation program objectives, it is an essential and expected part of any compensation program. Under the 401(k) Plan, each employee may contribute up to 25% of eligible compensation on a pre-tax basis into an individual account (subject to limits established by the Internal Revenue Service). In any fiscal year, we will make a matching contribution to each participant’s account equal to 40% of the first 4% of the participant’s compensation that has been contributed to the 401(k) Plan. A participant may make partial withdrawals from the 401(k) Plan through a loan, based on financial hardship or, if the participant is an in-service employee, at age 59 ½. Single lump sum withdrawals are permitted upon an employee’s termination of employment.

Effective for calendar year 2016, the 401(k) Plan limits the annual additions that can be made to an employee’s account to $53,000 per year. Annual additions include matching contributions and before-tax contributions made by the employee. Of those annual additions, the current maximum before-tax contribution is $18,000 per year and no more than $265,000 of annual compensation may be taken into account in computing benefits under the 401(k) Plan.

Participants age 50 and over may also contribute, on a pre-tax basis and without regard to the $53,000 limitation on annual additions or the $18,000 general limitation on before-tax contributions, a catch-up contribution of up to $6,000 per year. Matching contributions from us that were paid to our named executive officers during fiscal year 2016 are included in the “All Other Compensation” column of our 2016 Summary Compensation Table.

Employee Stock Ownership Plan. The Lancaster Colony Corporation Employee Stock Ownership Plan, or ESOP, is another of our tax-qualified retirement plans. The ESOP was “frozen” on December 31, 1997 when it was amended to prevent further participation and contributions and to fully vest existing account balances. The ESOP was designed to invest primarily in “employer securities” as defined in Section 409(l) of the Internal Revenue Code. The ESOP continues to offer a pre-retirement diversification right, and dividends are distributed (upon election by the participant) in the form of cash or can be reinvested in our stock and credited to a participant’s account. Distributions in the form of a single lump sum or in five annual installments are made upon a participant’s termination of employment.

Employment, Severance and Change in Control Agreements

Except for Mr. Ciesinski, we do not maintain employment agreements with any of our other named executive officers.

Mr. Ciesinski’s employment agreement was effective as of April 18, 2016, and has an initial term ending on June 30, 2019. Thereafter, the employment agreement will automatically renew for successive one year terms, unless earlier terminated pursuant to its terms, or unless either we or Mr. Ciesinski provides timely written notice that the term will not be extended. Mr. Ciesinski will receive an annual base salary of $600,000 under the employment agreement, plus an annual performance based cash bonus award equal to 80% of his base salary respecting target level performance.

In the event Mr. Ciesinski is terminated by us without cause, by us as a result of giving notice of non-extension of the employment agreement, or by Mr. Ciesinski for good reason, then, subject to Mr. Ciesinski signing and not revoking a release of claims against us, he will receive as severance pay the greater of: (a) continued payment of his annual base salary for a period of twelve months, plus an amount equal to 80% of his base salary in lieu of any incentive bonus for the incomplete fiscal year; or (b) the amount due to Mr. Ciesinski under his change in control agreement (see discussion below). Additionally, in the event that Mr. Ciesinski’s termination occurs after the completion of our fiscal year but before the payment of his annual bonus, Mr. Ciesinski will be entitled to payment of his earned but unpaid bonus for such completed fiscal year.

Mr. Ciesinski’s employment agreement also provides for a clawback of any incentive compensation or other compensation paid to Mr. Ciesinski as required under applicable law, government regulation, stock exchange listing requirement, or our policy.

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In April 2016, we entered into a change in control agreement with Mr. Ciesinski such that in the event Mr. Ciesinski’s employment is terminated on or within 12 months following a change in control, either by us without cause, or by Mr. Ciesinski for good reason, Mr. Ciesinski would be entitled to a lump sum severance payment equal to the sum of: (i) accrued and unpaid salary, accrued and unpaid bonus from any prior completed fiscal year, and a pro-rated portion of Mr. Ciesinski’s bonus for the current fiscal year; (ii) three times the sum of Mr. Ciesinski’s base salary; plus his target level bonus for the current fiscal year; (iii) the sum of Mr. Ciesinski’s unvested 401(k) balance; plus two times the aggregate matching contributions payable by us into Mr. Ciesinski’s 401(k) account for the last completed calendar year; and (iv) continued health, dental, long-term disability and life insurance coverage for two years following his date of termination. Notwithstanding the foregoing, the change in control agreement provides that Mr. Ciesinski’s change in control payments thereunder would be reduced by the minimum amount necessary to avoid penalties under Section 4999 of the Internal Revenue Code.

Mr. Rosa had a Key Employee Severance Agreement with us, but due to his retirement in June 2016, we have no further obligations under this agreement.

Share Ownership Guidelines

In 2012, the Board adopted the following share ownership guidelines to further align the interests of the Corporation’s named executive officers and the Corporation’s shareholders:

•	Mr. Gerlach, as the CEO, should own common shares of the Corporation with a value equal to at least six times his annual base salary;
•	Messrs. Ciesinski, Fell and Rosa, the other named executive officers in fiscal 2016, should own common shares of the Corporation with a value equal to at least two times their respective annual base salaries; and
•	Other potential future named executive officers should own common shares of the Corporation with a value equal to at least one times their respective annual base salaries.

Each executive to whom this policy applies shall have until the later of five years from the date of adoption of this policy or five years from the date such executive became subject to this policy to achieve the applicable guideline level of ownership. Mr. Gerlach, Mr. Fell and Mr. Rosa have met the guidelines for fiscal 2016. Mr. Ciesinksi is not required to meet the guidelines until April 2021.

Insider Trading, Hedging and Pledging Policies

Our Insider Trading Policy prohibits all directors and employees from short-selling common shares of the Corporation or engaging in transactions involving Corporation-based derivative securities, including, but not limited to, trading in Corporation-based option contracts (for example, buying and/or writing puts and calls). This does not prohibit the exercise of options, stock appreciation rights, or other derivative securities received through Corporation-sponsored equity incentive plans. Our Insider Trading Policy also prohibits pledging Corporation securities as collateral for a loan, except where the person clearly demonstrates the financial capacity to repay the loan without resort to the pledged securities.

In addition, our Insider Trading Policy prohibits our directors, officers, and employees from purchasing or selling Corporation securities while in possession of material, non-public information, except through use of stock trading plans adopted pursuant to Rule 10b5-1 of the Securities Exchange Act of 1934, as amended. Rule 10b5-1 allows insiders to sell and diversify their holdings in our common shares over a designated period by adopting pre-arranged stock trading plans at a time when they are not aware of material nonpublic information about us, and thereafter sell our common shares in accordance with the terms of their stock trading plans without regard to whether or not they are in possession of material nonpublic information about the Corporation at the time of the sale.

Recoupment of Incentive Payments

We do not have a formal policy regarding adjusting or recovering annual cash incentive payments or long-term equity-based incentive awards if the relevant performance metrics upon which such awards or payments are based are later restated or otherwise adjusted in a manner that reduces the actual size of the award or payment. Instead, we will consider making adjustments or recoveries on a case-by-case basis if those situations arise and expect to comply with all recoupment requirements imposed under the Dodd-Frank Wall Street Reform and Consumer Protection Act when such requirements are effective.

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Accounting and Tax Considerations

Regulations issued under Section 162(m) of the Internal Revenue Code provide that compensation in excess of $1 million paid to our named executive officers will not be deductible unless it meets specified criteria required for it to be “performance based.” In general, our Compensation Committee considers the potential impact of Section 162(m) in its review and establishment of compensation programs and payments. However, our Compensation Committee also reserves the right to provide compensation that does not meet the exemption criteria if, in its sole discretion, it determines that doing so advances our business objectives. In fiscal 2016, our Chief Executive Officer and the former President of T. Marzetti Company received non-performance based compensation paid in excess of the Internal Revenue Code Section 162(m) tax deduction limit.

Compensation-Related Risk Assessment

In 2016, the Compensation Committee reviewed and discussed the structure of our compensation program from the point of view of assessing whether any aspect of the program could potentially be expected to provide an incentive to our executive officers or other employees to take any unnecessary or inappropriate risks that could threaten our operating results, financial condition or impact long-term shareholder value. The Compensation Committee conducted an assessment of our incentive-based compensation plans (including the annual and long-term incentive programs) and our compensation practices. Further, the Compensation Committee discussed the structure of the compensation program with the Chairman of the Board and Lead Independent Director.

Based on our internal controls, policies and risk-mitigating components in our incentive arrangements currently in place, informal input from Pay Governance, discussions with the Chairman of the Board and Lead Independent Director, as well as the Compensation Committee’s formal review and discussion, the Compensation Committee believes our compensation programs represent an appropriate balance of short-term and long-term compensation and do not encourage executive officers or other employees to take unnecessary or excessive risks that are reasonably likely to have a material adverse effect on the Corporation.

EXECUTIVE COMPENSATION

Executive Officers

The following is a list of the names and ages of all of the executive officers of the Corporation indicating all positions and offices held by each such person and each person’s principal occupation or employment during the past five years. No person other than those listed below has been chosen to become an executive officer. The executive officers are elected annually by the Board:

Name	Principal Occupation	Age	Executive Officer Since
John B. Gerlach, Jr.	Chairman of the Board and Chief Executive Officer of the Corporation since 1997; President of the Corporation from 1997 to 2016	62	1982
David A. Ciesinski	President and Chief Operating Officer of the Corporation since 2016; President of T. Marzetti Company, the specialty foods subsidiary of the Corporation, since 2016	50	2016
Douglas A. Fell	Chief Financial Officer, Treasurer, Vice President and Assistant Secretary of the Corporation since 2014; Senior Vice President of Finance of T. Marzetti Company, the specialty foods subsidiary of the Corporation, from 2012 to 2014; Senior Vice President of Strategic Development of T. Marzetti Company from 2010 to 2012	54	2014

In addition, Bruce L. Rosa, a former executive officer who served as President of T. Marzetti Company until April 18, 2016 and Vice President-Development of the Corporation until his retirement on June 30, 2016, is disclosed as a named executive officer in this proxy statement.

The following tables and narratives provide descriptions of the compensation paid by us for the fiscal year ended June 30, 2016, to Messrs. Gerlach, Ciesinski, Fell and Rosa, our named executive officers during the 2016 fiscal year.

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2016 Summary Compensation Table

The following table summarizes compensation earned during the 2016, 2015 and 2014 fiscal years by our named executive officers:

Name and Principal Position	Fiscal Year	Salary ($)(1)	Bonus ($)(2)	Stock Awards ($)(3)	Option Awards ($)(4)	Non-Equity Incentive Plan Compensation ($)(5)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
John B. Gerlach, Jr., Chairman of the Board and Chief Executive Officer	2016 2015 2014	$994,000 $984,000 $954,810	$0 $0 $395,000	$175,026 $148,269 $0	$324,996 $265,911 $0	$0 $0 $0	$0 $0 $0	$18,836(6) $16,875 $ 5,081	$1,512,858 $1,415,055 $1,354,891
David A. Ciesinski, President and Chief Operating Officer and President, T. Marzetti Company(7)	2016	$100,000	$110,800	$350,023	$649,994	$0	$0	$50,100(8)	$1,260,917
Douglas A. Fell Treasurer, Vice President, and Chief Financial Officer(9)	2016 2015	$385,000 $365,000	$16,800 $14,000	$ 87,462 $ 71,081	$162,504 $127,855	$329,700 $288,000	$0 $0	$18,546(10) $12,832	$1,000,012 $ 878,768
Bruce L. Rosa, former President, T. Marzetti Company and Vice President– Development	2016 2015 2014	$486,000 $471,676 $457,950	$47,450 $37,000 $17,172	$104,954 $ 97,965 $ 91,969	$194,995 $175,776 $170,780	$480,000 $379,000 $343,450	$0 $0 $0	$25,658(11) $10,742 $10,297	$1,339,057 $1,172,159 $1,091,618

___________

(1)	The amounts shown in this column for 2016 include amounts deferred by our named executive officers under our nonqualified deferred compensation plan, which is further discussed above under “Compensation Discussion and Analysis” and below in the “2016 Nonqualified Deferred Compensation Table” and accompanying narrative.
(2)	As discussed under “Compensation Discussion and Analysis” above, the amounts reported for Mr. Ciesinski, Mr. Fell and Mr. Rosa for 2016 represent discretionary increases under our annual cash incentive award program.
(3)	The amounts reported in the “Stock Awards” column reflect the aggregate grant date fair value computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, or FASB ASC Topic 718, of the restricted stock granted during the reported years. The assumptions used in determining these valuations are the same as those used in our financial statements. For fiscal 2016, those assumptions can be found in footnote 11 to the financial statements included in our Annual Report on Form 10-K for the fiscal year ended June 30, 2016. See the 2016 Grants of Plan-Based Awards table below for additional information regarding the restricted stock awarded in fiscal 2016.
(4)	The amounts reported in the “Option Awards” column reflect the aggregate grant date fair value computed in accordance with FASB ASC Topic 718 of the stock-settled stock appreciation rights granted during the reported years. The assumptions used in determining these valuations are the same as those used in our financial statements. For fiscal 2016, those assumptions can be found in footnote 11 to the financial statements included in our Annual Report on Form 10-K for the fiscal year ended June 30, 2016. See the 2016 Grants of Plan-Based Awards table below for additional information regarding the stock-settled stock appreciation rights awarded in fiscal 2016.
(5)	The amounts shown in this column for 2016 represent amounts computed for fiscal year 2016 performance under our annual cash incentive award program. As discussed under “Compensation Discussion and Analysis” above, these amounts were based on our achievement of certain financial objectives. See “Compensation Discussion and Analysis” for more information about our annual cash incentive award program.
(6)	This amount consists of (A) $1,200 in life insurance premium payments, and (B) $17,636 of perquisites and other personal benefits in the aggregate consisting of (i) matching contributions to our 401(k) Savings Plan, (ii) payment of travel insurance premiums, (iii) dividends on unvested restricted stock, and (iv) payment of business-related professional and filing fees.
(7)	Mr. Ciesinski was appointed President and Chief Operating Officer of the Corporation and President of T. Marzetti Company on April 18, 2016.
(8)	This amount consists of (A) $50,000 of relocation expense reimbursements and (B) $100 in life insurance premium payments.
(9)	Mr. Fell was appointed Treasurer, Vice President, and Chief Financial Officer of the Corporation on July 1, 2014.
(10)	This amount consists of (A) $1,157 in life insurance premium payments, and (B) $17,389 of perquisites and other personal benefits in the aggregate consisting of (i) matching contributions to our 401(k) Savings Plan, (ii) payment of travel insurance premiums, (iii) dividends on unvested restricted stock, and (iv) an allocation for personal use of a corporate automobile.
(11)	This amount consists of (A) $948 in life insurance premium payments, and (B) $24,710 of perquisites and other personal benefits in the aggregate consisting of (i) matching contributions to our 401(k) Savings Plan, (ii) payment of travel insurance premiums, (iii) dividends on unvested restricted stock, and (iv) an allocation for personal use of a corporate automobile and related insurance premium payments.
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2016 Grants of Plan-Based Awards Table

The following table shows all plan-based awards granted to our named executive officers during fiscal year 2016.

Name	Grant Date	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)
		Threshold ($)	Target ($)(1)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(l)
John B. Gerlach, Jr.	2/23/16 2/23/16	— —	— —	— —	— —	— —	— —	1,721(2) —	— 27,337(4)	— $101.70	$175,026 $324,996
David A. Ciesinski	— 4/18/16 4/18/16	— — —	$480,000 — —	— — —	— — —	— — —	— — —	— 3,108(3) —	— — 47,707(5)	— — $112.62	— $350,023 $649,994
Douglas A. Fell	— 2/23/16 2/23/16	— — —	$288,000 — —	— — —	— — —	— — —	— — —	— 860(2) —	— — 13,669(4)	— — $101.70	— $ 87,462 $162,504
Bruce L. Rosa	— 2/23/16 2/23/16	— — —	$379,000 — —	— — —	— — —	— — —	— — —	— 1,032(2) —	— — 16,402(4)	— — $101.70	— $104,954 $194,995

___________

(1)	As we described in “Compensation Discussion and Analysis” above, under our annual cash incentive program, Mr. Fell and Mr. Rosa each receive a fiscal year incentive opportunity, the amount of which is primarily determined by applying a percentage rate to either the value-added income attributable to the entire Corporation or the value-added income attributable to our Specialty Foods segment, as applicable for each named executive officer. The resulting cash incentive calculation is subject to, for Mr. Rosa, adjustment based on our Specialty Foods segment’s achievement of annual revenue growth and, for both Messrs. Rosa and Fell, discretionary adjustment on recommendation by our Chief Executive Officer and approval by our Compensation Committee, each as further described in “Compensation Discussion and Analysis” above.
Because value-added income changes from year-to-year, we are unable to determine in advance the target amounts for annual cash incentive awards under our annual cash incentive program. The amounts reflected in column (d) of the above table for Mr. Rosa and Mr. Fell represent estimated possible payouts for fiscal year 2016 based on fiscal year 2015 actual performance, as required by applicable guidance. These amounts are not indicative of the actual amounts Messrs. Fell and Rosa received under the annual cash incentive program for fiscal year 2016 for the reasons explained above in “Compensation Discussion and Analysis.” The amount reflected for Mr. Ciesinski was based on the terms of his employment agreement. The total annual cash incentive payments for our named executive officers for our performance in fiscal year 2016 were determined by our Compensation Committee on August 16, 2016 and are reflected in columns (d) and/or (g) of our 2016 Summary Compensation Table above. For more information about our annual cash incentive program, see “Compensation Discussion and Analysis” above.
(2)	These amounts represent shares of restricted stock that were granted on February 23, 2016 pursuant to our 2015 Omnibus Incentive Plan. The restricted stock is expected to fully vest on February 23, 2019. The grant date fair value per share was $101.70.
(3)	These amounts represent shares of restricted stock that were granted on April 18, 2016 pursuant to our 2015 Omnibus Incentive Plan. The restricted stock is expected to fully vest on April 18, 2019. The grant date fair value per share was $112.62.
(4)	These amounts represent stock-settled stock appreciation rights that were granted on February 23, 2016 pursuant to our 2015 Omnibus Incentive Plan. The stock-settled stock appreciation rights vest ratably over a three-year period beginning on February 23, 2017, can be exercised for up to five years from the date of grant and are expected to fully vest on February 23, 2019. The Black-Scholes determined grant date fair value per right was $11.8885. The amounts reported in column (l) for these awards represent the grant date fair market value computed in accordance with FASB ASC Topic 718.
(5)	This amount represents stock-settled stock appreciation rights that were granted on April 18, 2016 pursuant to our 2015 Omnibus Incentive Plan. The stock-settled stock appreciation rights vest ratably over a three-year period beginning on April 18, 2017, can be exercised for up to five years from the date of grant and are expected to fully vest on April 18, 2019. The Black-Scholes determined grant date fair value per right was $13.6247. The amounts reported in column (l) for these awards represent the grant date fair market value computed in accordance with FASB ASC Topic 718.

None of our named executive officers is a party to an employment agreement with us except Mr. Ciesinski. Mr. Rosa was party to a Key Employee Severance Agreement with us in fiscal 2016, which expired upon his retirement on June 30, 2016. Mr. Ciesinski was party to a Key Employee Change in Control Agreement with us in fiscal 2016. For more information about these agreements, see “Compensation Discussion and Analysis — Employment, Severance and Change in Control Agreements” above and the disclosure below under “Potential Payments Upon Termination or Change in Control.” For more information about the other compensation arrangements in which our named executive officers participate and the proportion of our named executive officers’ total compensation represented by base salary and annual cash incentive payments or discretionary bonuses, also see “Compensation Discussion and Analysis” above.

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Outstanding Equity Awards at 2016 Fiscal Year-End Table

The following table shows all outstanding equity awards held by our named executive officers at the end of fiscal year 2016.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
John B. Gerlach, Jr.	8,915(1) — — —	17,831(1) 27,337(3) — —	— — — —	$ 91.13 $101.70 — —	Feb. 24, 2020 Feb. 23, 2021 — —	— — 1,627(5) 1,721(7)	— — $207,621 $219,617	— — — —	— — — —
	8,915	45,168				3,348	$427,238
David A. Ciesinski	— —	47,707(4) —	— —	$112.62 —	Apr. 18, 2021 —	— 3,108(8)	— $396,612	— —	— —
Douglas A. Fell	— — — — — —	1,248(2) 8,574(1) 13,669(3) — — —	— — — —	$ 89.29 $ 91.13 $101.70 — —	Feb. 25, 2019 Feb. 24, 2020 Feb. 23, 2021 — —	— — — 265(6) 780(5) 860(7)	— — — $ 33,817 $ 99,536 $109,745	— — — — — —	— — — — — —
		23,491				1,905	$243,098
Bruce L. Rosa	— — — — — —	4,800(2) 11,787(1) 16,402(3) — — —	— — — — — —	$ 89.29 $ 91.13 $101.70 — — —	Feb. 25, 2019 Feb. 24, 2020 Feb. 23, 2021 — — —	— — — 1,030(6) 1,075(5) 1,032(7)	— — — $131,438 $137,181 $131,694	— — — — — —	— — — — — —
		32,989				3,137	$400,313

___________

(1)	These stock-settled stock appreciation rights were granted on February 24, 2015 pursuant to our Amended and Restated 2005 Stock Plan. The stock-settled stock appreciation rights vest ratably over a three-year period beginning on February 24, 2016, can be exercised for up to five years from the date of grant and are expected to fully vest on February 24, 2018.
(2)	These stock-settled stock appreciation rights were granted on February 25, 2014 pursuant to our Amended and Restated 2005 Stock Plan. The stock-settled stock appreciation rights vest ratably over a three-year period beginning on February 25, 2015, can be exercised for up to five years from the date of grant and are expected to fully vest on February 25, 2017.
(3)	These stock-settled stock appreciation rights were granted on February 23, 2016 pursuant to our 2015 Omnibus Incentive Plan. The stock-settled stock appreciation rights vest ratably over a three-year period beginning on February 23, 2017, can be exercised for up to five years from the date of grant and are expected to fully vest on February 23, 2019.
(4)	These stock-settled stock appreciation rights were granted on April 18, 2016 pursuant to our 2015 Omnibus Incentive Plan. The stock-settled stock appreciation rights vest ratably over a three-year period beginning on April 18, 2017, can be exercised for up to five years from the date of grant and are expected to fully vest on April 18, 2019.
(5)	These shares of restricted stock were granted on February 24, 2015 pursuant to our Amended and Restated 2005 Stock Plan. The restricted stock is expected to fully vest on February 24, 2018.
(6)	These shares of restricted stock were granted on February 25, 2014 pursuant to our Amended and Restated 2005 Stock Plan. The restricted stock is expected to fully vest on February 25, 2017.
(7)	These shares of restricted stock were granted on February 23, 2016 pursuant to our 2015 Omnibus Incentive Plan. The restricted stock is expected to fully vest on February 23, 2019.
(8)	These shares of restricted stock were granted on April 18, 2016 pursuant to our 2015 Omnibus Incentive Plan. The restricted stock is expected to fully vest on April 18, 2019.
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2016 Option Exercises and Stock Vested Table

	Option Awards			Stock Awards
Name	Number of Shares Acquired on Exercise (#)		Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)		Value Realized on Vesting ($)
(a)	(b)(1)		(c)(1)	(d)(2)		(e)(2)
John B. Gerlach, Jr.	—		—	—		—
David A. Ciesinski	—		—	—		—
Douglas A. Fell	3,086	(3)	$365,700	225	(3)	$22,784
Bruce L. Rosa	4,976	(3)	$555,322	935	(3)(4)	$95,704

___________

(1)	The amounts reported in columns (b) and (c) reflect the exercise during fiscal year 2016 of stock-settled stock appreciation rights by the named executive officers. The amounts reported in column (c) were computed using the aggregate number of rights exercised and the closing price of our shares on the respective dates of exercise.
(2)	The amounts reported in columns (d) and (e) reflect the vesting during fiscal year 2016 of restricted stock awards for the named executive officers. The amounts reported in column (e) were computed using the number of shares acquired on vesting and the closing price of our shares on the respective date of vesting.
(3)	Shares reported reflect gross shares before tax settlement. Shares were withheld sufficient to cover the applicable taxes due upon exercise or vesting.
(4)	Due to Mr. Rosa’s retirement eligibility, this total includes 701 shares of unvested restricted stock that vest upon the earlier of the awards’ normal vesting schedule or his retirement.

2016 Pension Benefits

We do not maintain any defined benefit plans or other plans with specified retirement benefits in which our named executive officers participate.

2016 Nonqualified Deferred Compensation Table

This table shows certain information for fiscal year 2016 for each of our named executive officers under our DCP.

Name	Executive Contributions in Last FY ($)(1)	Registrant Contributions in Last FY ($)	Aggregate Earnings in Last FY ($)(2)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)(3)
(a)	(b)	(c)	(d)	(e)	(f)
John B. Gerlach, Jr.	$25,543	—	$21,567	—	$667,405
David A. Ciesinski	—	—	—	—	—
Douglas A. Fell	$44,870	—	$13,326	—	$427,281
Bruce L. Rosa	$12,500	—	$12,930	—	$398,866

___________

(1)	The amounts reported for our named executive officers in this column are fully reported as part of the salary for each named executive officer in column (c) of the “2016 Summary Compensation Table” above.
(2)	None of the amounts reported for our named executive officers in this column are reported in the “2016 Summary Compensation Table” above.
(3)	The following amounts reported for our named executive officers in this column have been previously reported as compensation in our “Summary Compensation Table” included in prior years’ proxy statements: Mr. Gerlach, $186,957; Mr. Fell, $34,130; and Mr. Rosa, $118,750.

For more information about our nonqualified deferred compensation plan, see “Compensation Discussion and Analysis” above.

Potential Payments Upon Termination or Change in Control

Our named executive officers may terminate employment with us under a number of different scenarios, including retirement, voluntary termination for good reason, voluntary termination without good reason, involuntary termination without cause, involuntary termination for cause, and termination in connection with a change in control, death and disability. Except as discussed below, we generally limit the payments or other forms of compensation that we will provide our named executive officers when their employment with us is terminated to compensation elements that we provide all our employees upon termination, namely payment of any earned but unpaid salary and accrued but unpaid vacation benefits.

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Employment Agreements

We have an employment agreement with Mr. Ciesinski that provides for him to receive certain cash payments and other benefits if his employment is terminated with us. The terms “cause,” “good reason” and “change in control” are defined under this agreement. Cause generally means the employee’s willful engagement in malfeasance or felonious conduct that in any material respect impairs the reputation, goodwill or business position of our Corporation or involves misappropriation of our funds or other assets. Good reason generally means termination triggered by certain reductions in compensation, duties and responsibility and authority or certain changes in place of employment. Change in control generally means an event reportable by us on Form 8-K as a change in control and certain significant changes in the ownership of our Common Stock or in the makeup of our Board.

In the event Mr. Ciesinski is terminated by us without cause, by us as a result of giving notice of non-extension of the employment agreement, or by Mr. Ciesinski for good reason, then, subject to Mr. Ciesinski signing and not revoking a release of claims against us, he will receive as severance pay the greater of:

•	Continued payment of his annual base salary for a period of twelve months, plus an amount equal to 80% of his base salary in lieu of any incentive bonus for the incomplete fiscal year; or
•	the amount due to Mr. Ciesinski under his change in control agreement to the extent any such amount becomes due (see discussion below).

Additionally, in the event that Mr. Ciesinski’s termination occurs after the completion of our fiscal year but before the payment of his annual bonus, Mr. Ciesinski will be entitled to payment of his earned but unpaid bonus for such completed fiscal year. See further discussion below under “Potential Payments Upon Termination or Change in Control” for more information.

Key Employee Severance Agreements

During fiscal year 2016, we were a party to a Key Employee Severance Agreement with Mr. Rosa that provided for him to receive certain cash payments and other benefits if his employment with us is terminated by us other than for cause or if Mr. Rosa resigns for good reason within one year of a change in control of our Corporation. Given his retirement in June 2016, we have no further obligations under this agreement.

Key Employee Change in Control Agreements

In April 2016, we entered into a change in control agreement with Mr. Ciesinski that provides for him to receive certain cash payments and other benefits if his employment is terminated with us after a change in control. The terms “cause,” “good reason” and “change in control” are defined under this agreement. Cause generally means the employee’s willful engagement in malfeasance or felonious conduct that in any material respect impairs the reputation, goodwill or business position of our Corporation or involves misappropriation of our funds or other assets. Good reason generally means termination triggered by certain reductions in compensation, duties and responsibility and authority or certain changes in place of employment. Change in control generally means an event reportable by us on Form 8-K as a change in control and certain significant changes in the ownership of our Common Stock or in the makeup of our Board.

In the event Mr. Ciesinski’s employment is terminated on or within 12 months following a change in control, either by the Corporation without cause, or by Mr. Ciesinski for good reason, Mr. Ciesinski would be entitled to a lump sum severance payment equal to the sum of:

•	Accrued and unpaid salary, accrued and unpaid bonus from any prior completed fiscal year, and a pro-rated portion of Mr. Ciesinski’s bonus for the current fiscal year;
•	three times the sum of Mr. Ciesinski’s base salary; plus his target level bonus for the current fiscal year;
•	the sum of Mr. Ciesinski’s unvested 401(k) balance; plus two times the aggregate matching contributions payable by the Corporation into Mr. Ciesinski’s 401(k) account for the last completed calendar year; and
•	continued health, dental, long-term disability and life insurance coverage for two years following his date of termination.

Equity Based Compensation Plans

Upon a change in control, all unvested restricted stock and stock-settled stock appreciation rights granted to our named executive officers under our Amended and Restated 2005 Stock Plan that are not assumed by the surviving company will vest in full. Unvested restricted stock granted under our 2015 Omnibus Incentive Plan will vest in full upon a change in control either if it is not assumed by the surviving company or if it is assumed and there is a subsequent qualified termination of employment within

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24 months. Unvested stock appreciation rights granted under the 2015 Omnibus Incentive Plan will vest upon a change in control in a pro rata amount based upon the length of time within the vesting period that has lapsed prior to the change in control.

Upon the death or disability (as defined in our equity incentive plans) of a named executive officer, all unvested restricted stock granted to such named executive officer under our equity incentive plans will vest in full. However, unvested stock-settled stock appreciation rights granted to our named executive officers under our equity incentive plans are not subject to accelerated vesting. Such unvested stock-settled stock appreciation rights are forfeited to the Corporation for no consideration upon the death or disability of a named executive officer unless the named executive officer is retirement-eligible.

Tabular Disclosure. The tables below summarize the estimated amounts of payments or compensation our named executive officers may receive under particular termination scenarios. The amounts shown in this section assume the named executive officer is terminated as of June 30, 2016 and the price per share of our common shares equals $127.61, which was the closing price of our common shares on June 30, 2016, as reported on the Nasdaq Global Select Market. Actual amounts we may pay to any named executive officer upon termination of employment, however, can only be determined at the time of such named executive officer’s actual termination.

John B. Gerlach, Jr. The following table shows the potential payments upon termination under various circumstances for John B. Gerlach, Jr., our Chairman of the Board and Chief Executive Officer.

Benefits and Payments Upon Termination	Retirement on 06/30/16	Termination Without Cause or for Good Reason on 06/30/16	Termination for Cause or Without Good Reason on 06/30/16	Termination Subsequent to a Change in Control on 06/30/16	Termination by Death on 06/30/16	Termination by Disability on 06/30/16
Compensation:
Salary(1)	$0	$0	$0	$0	$0	$0
Annual cash incentive compensation	$0	$0	$0	$0	$0	$0
Base salary and average annual incentive compensation lump sum	$0	$0	$0	$0	$0	$0
Restricted stock(3)	$0	$219,617	$0	$427,238	$427,238	$427,238
Stock Appreciation Rights(3)	$0	$708,236	$0	$1,054,186	$0	$0
Employee Stock Ownership Plan	$1,983,552	$1,983,552	$1,983,552	$1,983,552	$1,983,552	$1,983,552
Deferred Compensation Plan	$667,405	$667,405	$667,405	$667,405	$667,405	$667,405
Benefits and Perquisites:
Health, disability and life insurance	$0	$0	$0	$0	$150,000	$150,000(4)
Total	$2,650,957	$3,578,810	$2,650,957	$4,132,381	$3,228,195	$3,228,195

David A. Ciesinski. The following table shows the potential payments upon termination under various circumstances for David A. Ciesinski, our President and Chief Operating Officer and President of our specialty foods subsidiary, T. Marzetti Company.

Benefits and Payments Upon Termination	Retirement on 06/30/16	Termination Without Cause or for Good Reason on 06/30/16	Termination for Cause or Without Good Reason on 06/30/16	Termination Subsequent to a Change in Control on 06/30/16	Termination by Death on 06/30/16	Termination by Disability on 06/30/16
Compensation:
Salary(1)	$0	$0	$0	$0	$0	$0
Annual cash incentive compensation	$0	$0	$0	$0	$0	$0
Base salary and average annual incentive compensation lump sum(2)	$0	$1,080,000	$0	$2,280,000	$0	$0
Restricted stock	$0	$396,612	$0	$396,612	$396,612	$396,612
Stock Appreciation Rights	$0	$715,126	$0	$79,373	$0	$0
Employee Stock Ownership Plan	$0	$0	$0	$0	$0	$0
Deferred Compensation Plan	$0	$0	$0	$0	$0	$0
Benefits and Perquisites:
Health, disability and life insurance	$0	$0	$0	$42,912	$150,000	$150,000(4)
Total	$0	$2,191,738	$0	$2,798,897	$546,612	$546,612

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Douglas A. Fell. The following table shows the potential payments upon termination under various circumstances for Douglas A. Fell, our Treasurer, Vice President, Assistant Secretary and Chief Financial Officer.

Benefits and Payments Upon Termination	Retirement on 06/30/16	Termination Without Cause or for Good Reason on 06/30/16	Termination for Cause or Without Good Reason on 06/30/16	Termination Subsequent to a Change in Control on 06/30/16	Termination by Death on 06/30/16	Termination by Disability on 06/30/16
Compensation:
Salary(1)	$0	$0	$0	$0	$0	$0
Annual cash incentive compensation	$0	$0	$0	$0	$0	$0
Base salary and average annual incentive compensation lump sum	$0	$0	$0	$0	$0	$0
Restricted stock(3)	$0	$109,745	$0	$243,098	$243,098	$243,098
Stock Appreciation Rights(3)	$0	$354,118	$0	$399,802	$0	$0
Employee Stock Ownership Plan	$164,501	$164,501	$164,501	$164,501	$164,501	$164,501
Deferred Compensation Plan	$427,281	$427,281	$427,281	$427,281	$427,281	$427,281
Benefits and Perquisites:
Health, disability and life insurance	$0	$0	$0	$0	$150,000	$150,000(4)
Total	$591,782	$1,055,645	$591,782	$1,234,682	$984,880	$984,880

___________

(1)	Assumes, as of June 30, 2016, the amount of base salary payable to the named executive officers for services rendered during fiscal year 2016 has been paid.
(2)	For a termination without cause or for good reason, this amount is equal to the sum Mr. Ciesinski’s base salary ($600,000) and Mr. Ciesinski’s target level bonus for the current fiscal year ($480,000) pursuant to his Employment Agreement discussed above. For a termination subsequent to a change in control, this amount is equal to the sum of three times Mr. Ciesinski’s base salary ($1,800,000) and Mr. Ciesinski’s target level bonus for the current fiscal year ($480,000) pursuant to his Employment Agreement discussed above.
(3)	Upon a termination by the Corporation without cause or by the grantee for good reason, unvested restricted stock awards and stock appreciation rights vest in full under the 2015 Omnibus Incentive Plan but are forfeited under the Amended and Restated 2005 Stock Plan.
(4)	These amounts reflect an assumption that the officer will receive the maximum available disability payment.

Bruce L. Rosa. Mr. Rosa resigned his position as President of our specialty foods subsidiary, T. Marzetti Company, on April 18, 2016 and retired from his position as Vice President – Development of the Corporation on June 30, 2016. Upon retirement from the Corporation, Mr. Rosa was entitled to a total of $3,253,523, which consisted of $103,109 in restricted stock, $1,038,745 in stock appreciation rights, $1,712,803 under the employee stock ownership plan, and $398,866 under the deferred compensation plan.

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COMPENSATION OF DIRECTORS

2016 Director Compensation Table

The following table summarizes compensation earned during the 2016 fiscal year by our nonemployee directors:

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	All Other Compensation ($)(3)	Total ($)
(a)	(b)	(c)	(g)	(h)
James B. Bachmann	$96,500	$79,892	$1,582	$177,974
Neeli Bendapudi	$75,500	$79,892	$1,582	$156,974
John L. Boylan(4)	$29,500	$0	$1,582	$31,082
William H. Carter	$49,500	$79,892	$0	$129,392
Kenneth L. Cooke	$81,500	$79,892	$1,582	$162,974
Robert L. Fox	$80,500	$79,892	$1,582	$161,974
Alan F. Harris	$78,500	$79,892	$1,582	$159,974
Robert P. Ostryniec	$65,000	$79,892	$1,582	$146,474
Zuheir Sofia	$87,500	$79,892	$1,582	$168,974

___________

(1)	The amounts shown in column (b) represent compensation amounts discussed in the narrative below.
(2)	The amounts reported in column (c) reflect the aggregate grant date fair value of restricted stock received by each of our directors, which was computed in accordance with FASB ASC Topic 718. The assumptions used in determining these valuations are the same as those used in our financial statements. For fiscal 2016, those assumptions can be found in footnote 11 to the financial statements included in our Annual Report on Form 10-K for the fiscal year ended June 30, 2016. The nonemployee directors had restricted stock awards outstanding as of June 30, 2016 for the following number of shares: Mr. Bachmann, 713; Ms. Bendapudi, 713; Mr. Carter, 713; Mr. Cooke, 713; Mr. Fox, 713; Mr. Harris, 713; Mr. Ostryniec, 713; and Mr. Sofia, 713. Each nonemployee director received a grant of restricted stock for fiscal 2016 as follows: 713 shares on November 16, 2015 under our 2015 Omnibus Incentive Plan. This grant of restricted stock will vest on November 16, 2016.
(3)	The amounts shown in column (g) represent dividends paid on restricted stock awards that vested during fiscal 2016.
(4)	John L. Boylan retired as a Director of the Corporation in November 2015.

Our Compensation Committee reviews the level of compensation of our nonemployee directors on an annual basis. We have historically obtained data from a number of different sources to determine the appropriateness of the current level of compensation for our nonemployee directors, including:

•	Publicly available data describing director compensation at companies in our peer group;
•	Data collected by our corporate administration; and
•	Information obtained directly from other companies.

We compensate our nonemployee directors through a mix of cash and equity-based compensation. Except as noted in the footnotes above, our nonemployee directors received the following compensation for fiscal year 2016:

•	a quarterly retainer paid at an annual rate of $50,000;
•	a $1,500 fee for participation in each official meeting of the Board or Committee of the Board (including ad hoc committees);
•	an additional quarterly retainer paid at an annual rate of $10,000 for the Chair of the Audit Committee;
•	an additional quarterly retainer paid at an annual rate of $6,000 for the Chair of the Compensation Committee;
•	an additional quarterly retainer paid at an annual rate of $5,000 for the Chair of the Nominating and Governance Committee;
•	an additional quarterly retainer paid at an annual rate of $20,000 for the Lead Independent Director; and
•	a grant of 713 shares of restricted stock to each nonemployee director, with a market value of approximately $80,000 at the time of the grant.
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For fiscal year 2017, we have eliminated the meeting fees for Board and Committee meetings and our nonemployee directors will receive quarterly cash retainers at the following annual rates:

•	a retainer of $75,000;
•	$15,000 for the Chair of the Audit Committee;
•	$12,500 for the Chair of the Compensation Committee;
•	$10,000 for the Chair of the Nominating and Governance Committee;
•	$7,500 for Committee Members; and
•	$20,000 for the Lead Independent Director.

We also reimburse expenses incurred by our nonemployee directors to attend Board and committee meetings. Directors who are also our employees do not receive cash or equity compensation for services on our Board in addition to compensation payable for their services as employees.

The grant of restricted stock was made on November 16, 2015 pursuant to the terms of our 2015 Omnibus Incentive Plan. The restricted stock vests one year from the grant date, or earlier upon a change in control of the Corporation, or the death or disability of the recipient. Dividends on the shares of restricted stock are held in escrow until the shares vest. The value of the grant was determined based on the recommendation of the Compensation Committee of an annual grant of restricted stock with a market value of approximately $80,000.

In 2012, the Board adopted and implemented share ownership guidelines to further align the interests of the Corporation’s independent directors and the Corporation’s shareholders. These were updated in 2016 to require each independent director to own common shares of the Corporation with a value equal to at least four times the annual cash retainer for independent directors. These new requirements will be effective beginning in fiscal 2017. Each director to whom this policy applies shall have until the later of five years from the date of adoption of this policy or five years from the date such director became subject to this policy to achieve the applicable guideline level of ownership. All of the Corporation’s independent directors except Mr. Carter have met the guidelines. Mr. Carter is not required to meet the guidelines until November 2020.

Equity Compensation Plan Information Table

The following table contains information as of June 30, 2016 regarding the Corporation’s 2015 Omnibus Incentive Plan and the Amended and Restated 2005 Stock Plan:

Equity Compensation Plan Information

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)		Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	104,239	(1)	$97.01	1,311,199	(1)
Equity compensation plans not approved by security holders	—		—	—
Total	104,239		$97.01	1,311,199

___________

(1)	These amounts assume outstanding stock-settled stock appreciation rights conversion at the June 30, 2016 closing price of $127.61 for the determination of the number of shares to be issued upon exercise of the rights.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

Messrs. Cooke, Fox, and Sofia and Ms. Bendapudi served on the Compensation Committee during fiscal 2016. None of the members of the Compensation Committee during fiscal 2016 had at any time been an officer or employee of the Corporation or of any of its subsidiaries. None of the members of the Compensation Committee during fiscal 2016 had any related person transaction with the Corporation required to be disclosed under Item 404 of Regulation S-K. No executive officer of the Corporation served as a member of the compensation committee or board of directors of any other entity that had an executive officer serving as a member of the Board or Compensation Committee during fiscal 2016 such that the service would constitute an interlock under Item 407(e)(4) of Regulation S-K.

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COMPENSATION COMMITTEE REPORT

The following report has been submitted by the Compensation Committee:

The Compensation Committee has reviewed and discussed the Corporation’s Compensation Discussion and Analysis with management. Based on this review and discussion, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in the Corporation’s definitive Proxy Statement on Schedule 14A for the Annual Meeting, which is incorporated by reference in the Corporation’s Annual Report on Form 10-K for the fiscal year ended June 30, 2016, each as filed with the SEC.

The foregoing report was submitted by the Compensation Committee and shall not be deemed to be “soliciting material” or to be “filed” with the SEC or subject to Regulation 14A promulgated by the SEC or Section 18 of the Securities Exchange Act of 1934, as amended.

Respectfully submitted, Zuheir Sofia, Chairperson Neeli Bendapudi Kenneth L. Cooke Robert L. Fox

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PROPOSAL TWO

NON-BINDING VOTE ON THE COMPENSATION OF THE CORPORATION’S NAMED EXECUTIVE OFFICERS

As required under Section 14A of the Securities Exchange Act of 1934, we are asking you to cast an advisory (non-binding) vote on the following resolution at the 2016 Annual Meeting:

RESOLVED, that, on an advisory basis, the compensation of our named executive officers, as disclosed in the Compensation Discussion and Analysis, compensation tables and related narratives and descriptions of our Proxy Statement for the 2016 Annual Meeting, is hereby APPROVED.

The Board of Directors recommends a vote “FOR” this proposal by executing and returning the enclosed proxy card.

This advisory vote, commonly known as a “Say-on-Pay” vote, gives you the opportunity to express your views about the compensation we pay to our named executive officers, as described in this Proxy Statement. The Board has determined that this advisory vote of our shareholders should occur annually. The Board believes that our executive compensation program is designed appropriately and working effectively to ensure that we compensate our named executive officers for the achievement of annual and long-term performance goals enhancing shareholder value. Before you vote, please review the “Executive Summary” section, as well as the rest of our Compensation Discussion and Analysis above and the tabular and narrative disclosure that follows the Compensation Discussion and Analysis. These sections describe our named executive officer pay programs and the rationale behind the decisions made by our Compensation Committee. The next shareholder advisory vote with respect to the compensation of our executive officers is expected to occur at our 2017 Annual Meeting.

You may vote “FOR” or “AGAINST” the resolution or abstain from voting on the resolution. The result of the Say-on-Pay vote will not be binding on us or our Board. However, the Board values the views of the Corporation’s shareholders. The Board and Compensation Committee will review the results of the vote and take them into consideration in addressing future compensation policies and decisions.

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AUDIT COMMITTEE REPORT

The Audit Committee is comprised solely of nonemployee directors, each of whom has been determined by the Board to be independent under the requirements of Nasdaq and SEC rules. In addition, the Board has determined that Mr. Bachmann, Mr. Carter and Mr. Cooke are “financial experts” as defined by SEC rules. The Audit Committee held four meetings during fiscal 2016. The Audit Committee operates under a written charter, which is available on the corporate governance page of the Corporation’s web site at www.lancastercolony.com. Under the charter, the Audit Committee’s responsibilities include:

•	Appointment and oversight of the independent auditor;
•	Approval of the fees and other compensation to be paid to the Corporation’s independent auditor;
•	Pre-approval of all auditing services and permitted non-audit services by the Corporation’s independent auditor;
•	Review of the Corporation’s annual financial statements to be included in the Corporation’s Annual Report on Form 10-K;
•	Oversight of the review and response to complaints made to the Corporation regarding accounting, internal controls and auditing matters;
•	Oversight of the internal audit function; and
•	Review and approval of related party transactions.

Management is responsible for the Corporation’s internal controls and preparing the Corporation’s consolidated financial statements and a report on management’s assessment of the effectiveness of internal control over financial reporting. The Corporation’s independent registered public accounting firm, Deloitte & Touche LLP, is responsible for performing an independent audit of the consolidated financial statements and issuing a report thereon and also auditing the effectiveness of internal control over financial reporting and issuing a report thereon. Their audits are performed in accordance with the standards of the Public Company Accounting Oversight Board. The Audit Committee is responsible for overseeing the conduct of these activities and appointing the Corporation’s independent registered public accounting firm. In performing its oversight function, the Audit Committee relies, without independent verification, on the information provided to it and on representations made by management and the independent registered public accounting firm.

In conducting its oversight function, the Audit Committee discusses with the Corporation’s internal auditors and the Corporation’s independent registered public accounting firm, with and without management present, the overall scope and plans for their respective audits. The Audit Committee also reviews the Corporation’s programs and key initiatives to design, implement and maintain effective internal controls over financial reporting and disclosure controls. The Audit Committee has sole discretion, in its areas of responsibility and at the Corporation’s expense, to engage independent advisors as it deems appropriate and to approve the fees and retention terms of such advisors.

The Audit Committee meets with the internal auditors and independent registered public accounting firm, with and without management present, to discuss the results of their examinations, the evaluations of the Corporation’s internal controls and the overall quality of the Corporation’s financial reporting. The Audit Committee has reviewed and discussed with management and Deloitte & Touche LLP the audited financial statements for the fiscal year ended June 30, 2016. The Audit Committee has also reviewed and discussed management’s assessment of internal control over financial reporting with management and Deloitte & Touche LLP. The Audit Committee also reviewed and discussed with Deloitte & Touche LLP its reports on the Corporation’s annual financial statements, and that the Corporation maintained, in all material respects, effective internal control over financial reporting as of June 30, 2016.

The Audit Committee reviewed with Deloitte & Touche LLP the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU Section 380) as adopted by the Public Company Accounting Oversight Board in Rule 3526. In addition, the Audit Committee discussed with Deloitte & Touche LLP their independence from management, and the Audit Committee has received from Deloitte & Touche LLP the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding Deloitte & Touche LLP’s communications with the Audit Committee concerning independence.

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Based on its review of the audited consolidated financial statements and discussions with management and Deloitte & Touche LLP, referred to above, the Audit Committee recommended to the Board the inclusion of the audited financial statements for the fiscal year ended June 30, 2016 in the Corporation’s Annual Report on Form 10-K for filing with the SEC.

Respectfully submitted, James B. Bachmann, Chairperson William H. Carter Kenneth L. Cooke Alan F. Harris Robert P. Ostryniec

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PROPOSAL THREE

RATIFICATION OF THE SELECTION OF THE CORPORATION’S

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Deloitte & Touche LLP, an independent registered public accounting firm, has served as the Corporation’s independent auditors since 1961 and audited the consolidated financial statements for the year ended June 30, 2016. The Audit Committee is directly responsible for the appointment of the Corporation’s independent registered public accounting firm and has appointed Deloitte & Touche LLP to audit the Corporation’s financial statements for the year ending June 30, 2017. Although it is not required to do so, the Audit Committee has determined to submit its selection of the independent registered public accounting firm to the Corporation’s shareholders for ratification of its action as a matter of good corporate governance. In the event that Deloitte & Touche LLP is not ratified by the holders of a majority of the shares cast at the Annual Meeting, the Audit Committee will evaluate such shareholder vote when considering the selection of an independent registered public accounting firm to serve as the Corporation’s auditors for the 2018 fiscal year.

Representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

The Board of Directors recommends a vote “FOR” the ratification of Deloitte & Touche LLP as the Corporation’s independent registered public accounting firm for the year ending June 30, 2017 by executing and returning the enclosed proxy card.

AUDIT AND RELATED FEES

The following table recaps Deloitte & Touche LLP fees pertaining to the fiscal years ended June 30, 2016 and 2015:

	2016	2015
Audit Fees	$1,254,000	$1,269,000
Audit-Related Fees(1)	—	171,000
Tax Fees	—	—
All Other Fees	—	—
Total Fees	$1,254,000	$1,440,000

___________

(1)	The 2015 fees primarily relate to audit-related work associated with the acquisition of Flatout in March 2015.

Audit Committee Pre-Approval Policies and Procedures

The Audit Committee has established a policy regarding review and pre-approval of all audit and non-audit services expected to be performed by the Corporation’s independent registered public accounting firm. When considering requests for non-audit services, the Audit Committee evaluates whether the proposed engagement risks compromise the accounting firm’s independence by specifically considering the volume of the proposed non-audit services and whether those non-audit services are likely to cause the accounting firm to function in a management role, to be put in the position of auditing its own work, or to serve in an advocacy role for the Corporation. Absent strong countervailing considerations, the Audit Committee will generally not approve non-audit services if the aggregate fees for non-audit services for the year will exceed the aggregate fees for audit services, audit-related services and tax compliance services for the year. The policy also prohibits the Corporation’s accounting firm from providing certain services described in the policy as prohibited services.

Generally, requests for non-audit services are submitted in writing to the Audit Committee by the Corporation’s officer or employee requesting such services, along with specific supporting information described in the policy. Typically, the Audit Committee will approve non-audit services provided by the accounting firm that are closely related to the audit services, audit-related services and tax compliance services already being provided by the accounting firm, including due diligence services, subject to the fee policy described above. Between Audit Committee meetings, any two Audit Committee members may review and approve requests for non-audit services in accordance with the policy that are budgeted for $50,000 or less, provided that the pre-approval is reported not later than the next meeting of the Audit Committee.

The Audit Committee’s pre-approval policies and procedures for non-audit services are described in the “Statement of Policy of the Audit Committee of Lancaster Colony Corporation Pre-Approval of Engagements With the Independent Registered Public Accounting Firm for Non-Audit Services,” which is attached to the Corporation’s Audit Committee charter as Appendix A. For the fiscal year ended June 30, 2016, all of the services described above were pre-approved by the Audit Committee.

34

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The Corporation contracts with John Gerlach & Company LLP, an accounting partnership, to provide certain internal auditing, general accounting and tax services of a type generally available from an independent accounting firm. Mr. T.J. Conger, is a partner with John Gerlach & Company LLP and is the brother-in-law of Mr. John B. Gerlach, Jr., the Corporation’s Director, Chairman of the Board and Chief Executive Officer, and a beneficial owner of more than five percent of the Corporation’s common stock. The fees paid to John Gerlach & Company LLP for its services are determined based on the hours of work performed and are reviewed by the Audit Committee. The fees incurred for services rendered for the fiscal year ended June 30, 2016 were $164,777. Mr. John B. Gerlach, Jr. has no financial or ownership interest in John Gerlach & Company LLP.

Mr. John B. Gerlach, Jr. serves as the Corporation’s Director, Chairman of the Board and Chief Executive Officer. He is the son of Mrs. Dareth A. Gerlach, a beneficial owner of more than five percent of the Corporation’s common stock.

The Corporation’s Audit Committee reviews and approves or ratifies any transaction between the Corporation and a “related person” (as that term is defined under Item 404 of Regulation S-K) that is required to be disclosed under the SEC’s related person transaction rules. In general, the Audit Committee charter provides that, when reviewing related person transactions, the Audit Committee will consider the following:

•	the nature of the related person’s interest in the transaction;
•	the material terms of the transaction;
•	the significance of the transaction to the related person;
•	the significance of the transaction to the Corporation;
•	whether the transaction would impair the judgment of a director or executive officer to act in the best interest of the Corporation; and
•	any other matters the Audit Committee deems appropriate.

In the event of any conflict between this related persons transaction policy and any similar policies contained in the Corporation’s Code of Business Ethics, Standards of Conduct or other corporate governance documents, the terms of the related persons transaction policy will control. This related persons transaction policy is contained in the Audit Committee charter, a current copy of which is posted on the corporate governance page of the Corporation’s web site at www.lancastercolony.com.

SHAREHOLDER PROPOSALS

Shareholder proposals intended to be included in the Proxy Statement for the 2017 Annual Meeting of Shareholders must be received by the Secretary of the Corporation at its principal executive offices no later than June 21, 2017. In addition, under the advance notice provision of the Corporation’s Amended and Restated Code of Regulations, shareholder proposals will be considered untimely if received by the Secretary of the Corporation less than 60 days or more than 90 days before the 2017 Annual Meeting (or, if less than 75 days’ notice or prior public disclosure of the date of the 2017 Annual Meeting is given or made, not later than the close of business on the 15th day following the day on which such notice or disclosure of the date of the 2017 Annual Meeting is first given or made). The advance notice provisions of our Regulations do not change the deadline noted above for inclusion of shareholder proposals in the Corporation’s Proxy Statement.

OTHER MATTERS

As of the date of this Proxy Statement, the Board knows of no other business that will come before the Annual Meeting. Should any other matter requiring the vote of the shareholders arise, the enclosed proxy confers upon the proxy holders discretionary authority to vote the same in respect to the resolution of such other matters as they, in their best judgment, believe to be in the interest of the Corporation. For information on how to obtain directions to be able to attend the Annual Meeting and vote in person, please contact the Corporation’s Secretary at 37 West Broad Street, Columbus, Ohio 43215 or (614) 224-7141 or ir@lancastercolony.com.

If you are currently a stockholder sharing an address with another of our stockholders and wish to have your future proxy statements and annual reports householded, please contact our Corporate Secretary at the above address or telephone number.

35

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS

FOR THE SHAREHOLDER MEETING TO BE HELD ON NOVEMBER 21, 2016

This Proxy Statement, the Proxy Card and the Corporation’s 2016 Annual Report to Shareholders, which includes the Corporation’s Annual Report on Form 10-K, are available free of charge at https://materials.proxyvote.com/513847.

By Order of the Board of Directors, John B. Gerlach, Jr. Chairman of the Board and Chief Executive Officer

October 19, 2016

36

October 19, 2016

Dear Lancaster Colony Corporation Employee Stock Ownership Plan Participant:

Pursuant to Section 5.9 of the Lancaster Colony Corporation Employee Stock Ownership Plan and Trust Agreement (the “Plan”), you are entitled to instruct Huntington Trust Company, N.A., as trustee under the Plan (the “Trustee”), as to the manner in which the Lancaster Colony Corporation shares of stock allocated to your individual account under the Plan are to be voted as well as a pro-rata portion (in the proportion that the number of shares allocated to your account under the Plan bears to the total number of shares in the Plan) of the shares allocated to other participants’ accounts under the Plan who do not provide instructions to the Trustee (“uninstructed shares”). The Annual Meeting of Shareholders of Lancaster Colony Corporation will be held on November 21, 2016 (see enclosed “Notice of Annual Meeting of Shareholders”). The matters which are anticipated to come before the shareholders and require shareholder action are set forth in the enclosed Proxy Statement. The Board of Directors of Lancaster Colony Corporation recommends that you vote in favor of proposals 1, 2 and 3. Consequently, please indicate your confidential voting instructions to the Trustee for the:

1.

Election of Directors

___	VOTE ALL SHARES of Lancaster Colony Corporation stock allocated to your individual account under the Plan together with a pro-rata portion of uninstructed shares FOR all Nominees listed under the section titled “Proposal One — Nomination and Election of Directors — Nominees for Term to Expire in 2019” of the Proxy Statement, enclosed.

OR:

___	WITHHOLD VOTE OF ALL SHARES of Lancaster Colony Corporation stock allocated to your individual account under the Plan together with a pro-rata portion of uninstructed shares FROM all Nominees listed under the section titled “Proposal One — Nomination and Election of Directors — Nominees for Term to Expire in 2019” of the Proxy Statement, enclosed.

OR:

___	VOTE ALL SHARES of Lancaster Colony Corporation stock allocated to your individual account under the Plan together with a pro-rata portion of uninstructed shares FOR all Nominees listed under the section titled “Proposal One — Nomination and Election of Directors — Nominees for Term to Expire in 2019” of the Proxy Statement, enclosed, EXCEPT WITHHOLD VOTE from the following nominee(s):

_________________________________________________________________________________________________

_________________________________________________________________________________________________

2.

Advisory Vote on Named Executive Officer Compensation

___	VOTE ALL SHARES of Lancaster Colony Corporation stock allocated to your individual account under the Plan together with a pro-rata portion of uninstructed shares FOR the resolution approving, on a non-binding basis, the compensation of the Corporation’s named executive officers.

OR:

___	VOTE ALL SHARES of Lancaster Colony Corporation stock allocated to your individual account under the Plan together with a pro-rata portion of uninstructed shares AGAINST the resolution approving, on a non-binding basis, the compensation of the Corporation’s named executive officers.

OR:

___	VOTE ALL SHARES of Lancaster Colony Corporation stock allocated to your individual account under the Plan together with a pro-rata portion of uninstructed shares to ABSTAIN in connection with the resolution approving, on a non-binding basis, the compensation of the Corporation’s named executive officers.

(See Reverse Side)

3.

Ratification of Selection of Independent Registered Public Accounting Firm

___	VOTE ALL SHARES of Lancaster Colony Corporation stock allocated to your individual account under the Plan together with a pro-rata portion of uninstructed shares FOR the ratification of Deloitte & Touche LLP as Lancaster Colony Corporation’s independent registered public accounting firm for the year ending June 30, 2017.

OR:

___	VOTE ALL SHARES of Lancaster Colony Corporation stock allocated to your individual account under the Plan together with a pro-rata portion of uninstructed shares AGAINST the ratification of Deloitte & Touche LLP as Lancaster Colony Corporation’s independent registered public accounting firm for the year ending June 30, 2017.

OR:

___	VOTE ALL SHARES of Lancaster Colony Corporation stock allocated to your individual account under the Plan together with a pro-rata portion of uninstructed shares to ABSTAIN in connection with the ratification of Deloitte & Touche LLP as Lancaster Colony Corporation’s independent registered public accounting firm for the year ending June 30, 2017.
4.	To Transact Such Other Business as May Properly Come Before the Annual Meeting or Any Adjournments or Postponements of the Annual Meeting

Please check only one of the above for each matter to be voted upon and then sign and return this form to the Trustee in the enclosed postage prepaid envelope.

NOTE: If no instructions are received from you by the Trustee by November 16, 2016, all such Lancaster Colony Corporation shares shall be voted by the Trustee as described in the first paragraph of this form.

Very truly yours,

Lancaster Colony Corporation

Employee Stock Ownership Plan Committee

Date	Participant’s Signature
Enclosures
Print Name

ANNUAL MEETING OF SHAREHOLDERS OF

LANCASTER COLONY CORPORATION

November 21, 2016

PROXY VOTING INSTRUCTIONS

INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions or scan the QR code with your smartphone. Have your proxy card available when you access the web page.

Vote online until 11:59 PM EST the day before the meeting.

MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible.

IN PERSON - You may vote your shares in person by attending the Annual Meeting.

GO GREEN - e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.amstock.com to enjoy online access.

COMPANY NUMBER
ACCOUNT NUMBER

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS: The Notice of Meeting, Proxy Statement, Annual Report and Proxy Card are available at http://materials.proxyvote.com/513847
Please detach along perforated line and mail in the envelope provided IF you are not voting via the Internet.

20333000000000000000 6	112116

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE IN FAVOR OF ALL DIRECTOR NOMINEES AND IN FAVOR OF PROPOSALS 2 AND 3.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1. To elect three directors, each for a term that expires in 2019:

☐ FOR ALL NOMINEES

☐  WITHHOLD AUTHORITY

          FOR ALL NOMINEES

☐ FOR ALL EXCEPT

          (See instructions below)

NOMINEES:

O Kenneth L. Cooke

O Alan F. Harris

O Zuheir Sofia

INSTRUCTIONS:

To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here:    •

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.
☐

2. To approve, by non-binding vote, the compensation of the Corporation's named executive officers:

3. To ratify the selection of Deloitte & Touche LLP as the Corporation's independent registered public accounting firm for the year ending June 30, 2017:

FOR	AGAINST	ABSTAIN
☐	☐	☐
☐	☐	☐

4. To transact such other business as may properly come before the Annual Meeting or any adjournments or postponements of the Annual Meeting.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER(S). IF NO DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED "FOR" EACH OF THE DIRECTOR NOMINEES NAMED HEREIN, AND "FOR" PROPOSALS 2 AND 3. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO TAKE ACTION AND VOTE IN ACCORDANCE WITH THEIR JUDGMENT UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING, OR AT ANY AND ALL ADJOURNMENTS OR POSTPONEMENTS OF THE ANNUAL MEETING.

YOUR VOTE IS IMPORTANT. WE WOULD APPRECIATE YOUR PROMPTLY VOTING, SIGNING, DATING AND RETURNING THE ENCLOSED PROXY CARD USING THE ENCLOSED ENVELOPE.

Signature of Shareholder	Date:	Signature of Shareholder	Date:

Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

0

LANCASTER COLONY CORPORATION

37 West Broad Street, Columbus, Ohio 43215

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
LANCASTER COLONY CORPORATION

Notice of the 2016 Annual Meeting of Shareholders to be held on November 21, 2016

The undersigned hereby appoints Matthew R. Shurte, Douglas A. Fell and David M. Segal, or any of them separately, as proxies of the undersigned, each with the power of substitution, and hereby authorizes them to represent and to vote, as designated herein, all the shares of common stock of Lancaster Colony Corporation held of record by the undersigned at the close of business on September 23, 2016 that the undersigned would be entitled to vote, and to exercise all of the powers that the undersigned would be entitled to exercise as a shareholder, if personally present, at the Annual Meeting of Shareholders to be held in the Lilac meeting room at The Hilton Columbus at Easton, 3900 Chagrin Dr., Columbus, Ohio 43219 at 11:30 a.m., Eastern Standard Time, on November 21, 2016, or at any and all adjournments or postponements of the Annual Meeting of Shareholders.

(Continued and to be signed on the reverse side)

1.1	14475